Exhibit 4.6

Execution Version

NOTE PURCHASE AGREEMENT

Dated as of May 15, 2018

among

AMERICAN AIRLINES, INC.,

and

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the

Pass Through Trust Agreements,

Subordination Agent, Paying Agent, and

Indenture Trustee under each Trust Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Escrow Agent

Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Schedules

Schedule I	Aircraft
Schedule II	Required Terms

Annex

Annex A	Definitions

Exhibits

Exhibit A	Form of Participation Agreement Amendment
Exhibit B	Form of Indenture Amendment
Exhibit C	Form of Intercreditor Amendment
Exhibit D	Form of Opinion of Latham & Watkins LLP
Exhibit E	Form of Opinion of Pillsbury Winthrop Shaw Pittman LLP
Exhibit F-1	Form of Opinion of Morris James LLP
Exhibit F-2	Form of Opinion of Morris James LLP
Exhibit G	Form of Opinion of Daugherty, Fowler, Peregrin, Haught & Jenson
Exhibit H	Closing Notice

Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of May 15, 2018 (the “Agreement”), among (i) AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), (ii) WILMINGTON TRUST COMPANY (“WTC”), a Delaware trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the “Pass Through Trustee”) under the Class C(R) Pass Through Trust Agreement, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement and as indenture trustee (in such capacity together with its successors in such capacity, the “Indenture Trustee”) under each Trust Indenture, (iii) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as Escrow Agent (in such capacity together with its successors in such capacity, the “Escrow Agent”) under the Escrow and Paying Agent Agreement, and (iv) WILMINGTON TRUST COMPANY, a Delaware trust company, as Paying Agent (in such capacity together with its successors in such capacity, the “Paying Agent”) under the Escrow and Paying Agent Agreement.

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

WHEREAS, the Company is currently the owner of the aircraft listed in Schedule I hereto (the “Aircraft”), which are subject to an existing security interest in favor of the Indenture Trustee under the applicable Indentures;

WHEREAS, on December 13, 2012, the Company caused the Class A Pass Through Trustee and the Class B Pass Through Trustee to issue and sell an aggregate face amount of $546,184,000 of Class A Certificates and Class B Certificates, the proceeds from the sale of which were used by the Class A Pass Through Trustee and the Class B Pass Through Trustee to purchase Series A Equipment Notes and Series B Equipment Notes, respectively, issued by the Company and secured by the Aircraft in accordance with the Note Purchase Agreement, dated as of December 13, 2012 (as amended, the “Series A/B Note Purchase Agreement”);

WHEREAS, on June 6, 2013, the Company caused the Class C Pass Through Trustee to issue and sell an aggregate face amount of $100,000,000 of Class C Certificates, the proceeds from the sale of which were used by the Class C Pass Through Trustee to purchase Series C Equipment Notes issued by the Company and secured by the Aircraft in accordance with the Note Purchase Agreement, dated as of June 6, 2013 (as amended, the “Series C Note Purchase Agreement” and, together with the Series A/B Note Purchase Agreement, the “Existing Note Purchase Agreements”);

WHEREAS, the agreements relating to the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes permit the redemption of all (but not less than all) of the Series C Equipment Notes by the Company upon at least thirty (30) days’ revocable

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prior written notice to the Indenture Trustee and the note holders of the Series C Equipment Notes, and upon such redemption date, such Series C Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount (as defined in the Existing Note Purchase Agreements) thereof, together with accrued interest thereon to the date of redemption and all other secured obligations (other than related secured obligations) owed or then due and payable to the note holders of such series plus make-whole amount, if any; provided that simultaneously with such redemption, new Series C Equipment Notes are reissued in accordance with Section 4(a)(v) of the Existing Note Purchase Agreements and Section 9.1(c) of the Intercreditor Agreement (defined below);

WHEREAS, on April 30, 2018, the Company delivered written notice to the Indenture Trustee and the note holders of the Series C Equipment Notes of its intent to redeem the Series C Equipment Notes on June 1, 2018, and upon such redemption the Class C Certificates will be repaid in full;

WHEREAS, on the Class C Certificate Refinancing Date (as defined below), and contemporaneously with the redemption of the Series C Equipment Notes, new Series C Equipment Notes (in the form of “Series C(R) Equipment Notes”) will be reissued in accordance with Section 4(a)(v) of the Existing Note Purchase Agreements and Section 9.1(c) of the Intercreditor Agreement as described herein;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement as supplemented by the Trust Supplement 2012-2C(R) between the Pass Through Trustee and the Company (the “Class C(R) Pass Through Trust Agreement”), and concurrently with the execution and delivery of this Agreement, a grantor trust (the “Class C(R) Pass Through Trust”) has been created to facilitate the transactions contemplated hereby, including, without limitation, the issuance and sale of an additional class of pass through certificates pursuant thereto designated as the “Class C(R) Certificates” (the “Class C(R) Certificates”);

WHEREAS, in connection with the issuance of the Class A Certificates, the Class B Certificates and the Class C Certificates, the Subordination Agent, the Class A Pass Through Trustee, the Class B Pass Through Trustee, the Class C Pass Through Trustee and the liquidity provider for the Class A Certificates and the Class B Certificates entered into the Intercreditor Agreement dated as of December 13, 2012, which was amended pursuant to Amendment No. 1 to the Intercreditor Agreement, dated as of June 6, 2013 (as amended, the “Existing Intercreditor Agreement”), and such Existing Intercreditor Agreement will be further amended pursuant to the Amendment No. 2 to Intercreditor Agreement dated as of the Class C Certificate Refinancing Date (the “Intercreditor Amendment”) in the form provided in Exhibit C hereto to, among other things, add the Class C(R) Pass Through Trustee as a party to the Intercreditor Agreement and to provide for certain additional amendments to give effect to the repayment of the Class C Certificates and the issuance of the Class C(R) Certificates (as so amended and as further amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Company has entered into the Underwriting Agreement, dated as of May 1, 2018 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Underwriting Agreement”) with Deutsche Bank Securities Inc.

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(the “Underwriter”), which provides that the Company will cause the Class C(R) Pass Through Trustee under the Class C(R) Pass Through Trust (the “Class C(R) Pass Through Trustee”) to issue and sell the Class C(R) Certificates to the Underwriter on the Class C Certificate Refinancing Date;

WHEREAS, as required by the Underwriting Agreement and the Series A/B Note Purchase Agreement, the Company (i) has obtained written confirmation from the Rating Agencies that the terms of the Class C(R) Certificates will not result in a withdrawal, suspension or downgrading of the ratings of the Class A Certificates or Class B Certificates and (ii) concurrently with the delivery and execution of this Agreement, has redeemed 100% of the Series C Equipment Notes with respect to each Aircraft at the applicable redemption price therefor;

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agent and the Depositary have entered into the Deposit Agreement (Class C(R)), dated as of the date hereof (the “Deposit Agreement”), whereby the Escrow Agent has agreed to direct the Underwriter to make certain deposits referred to therein on the date hereof in the amount of the proceeds from the sale of the Class C(R) Certificates (the “Deposits”) and (ii) the Pass Through Trustee, Underwriter, Paying Agent and Escrow Agent have entered into the Escrow and Paying Agent Agreement, dated as of the date hereof (the “Escrow and Paying Agent Agreement”), whereby, among other things, (a) the Underwriter has agreed to deliver an amount equal to the amount of the Deposits to the Depositary on behalf of the Escrow Agent and (b) the Escrow Agent, upon the Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

WHEREAS, upon receipt of a Closing Notice, subject to the terms and conditions of this Agreement, each Pass Through Trustee of each Pass Through Trust then in existence and each of the Subordination Agent, the Loan Trustee, WTC and the Company will enter into the Intercreditor Amendment and the applicable Participation Agreement Amendment and Indenture Amendment relating to each Aircraft; and

WHEREAS, upon the refinancing of each Aircraft hereunder, the Class C(R) Pass Through Trustee will fund its purchase of Series C(R) Equipment Notes in respect of such Aircraft with the proceeds of one or more Deposits withdrawn by the Escrow Agent under the Deposit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. [Reserved].

SECTION 1A. Financing of Aircraft. (a) The Company (i) confirms that it currently owns the Aircraft and (ii) agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

(b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than two Business Days’ prior

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notice substantially in the form of Exhibit H hereto (a “Closing Notice”) of the scheduled closing date (the “Scheduled Closing Date”) (or, in the case of a substitute Closing Notice under Section 1A(e) hereof, one Business Day’s prior notice) in respect of the refinancing of each Aircraft under this Agreement (or such lesser number of Aircraft indicated in such Closing Notice), which notice shall:

(i) specify the Scheduled Closing Date of such Aircraft (which shall be a Business Day on or prior to June 3, 2018 (the “Class C(R) Certificate Financing Termination Date”) (such date, the “Class C Certificate Refinancing Date”) on which the financing therefor in the manner provided herein shall be consummated);

(ii) instruct the Company, the Pass Through Trustees and the Subordination Agent to enter into the Intercreditor Amendment, instruct the Company and the Indenture Trustee to enter into an Indenture Amendment with respect to each Trust Indenture relating to each such Aircraft in substantially the form provided in Exhibit B hereto (each, an “Indenture Amendment”) and the Company, the Pass Through Trustees, the Subordination Agent and the Indenture Trustee to enter into a Participation Agreement Amendment relating to each Participation Agreement with respect to each such Aircraft in substantially the form provided in Exhibit A hereto (each, a “Participation Agreement Amendment”) at such a time on or before the Class C Certificate Refinancing Date and to perform its obligations thereunder;

(iii) instruct the Class C(R) Pass Through Trustee to instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued to such Pass Through Trustee in connection with the refinancing of such Aircraft; and

(iv) specify the aggregate face amount of Series C(R) Equipment Notes, if any, to be issued, and purchased by the Class C(R) Pass Through Trustee, in connection with the refinancing of such Aircraft scheduled on such Class C Certificate Refinancing Date (which shall in all respects comply with the Required Terms).

(c) Upon receipt of a Closing Notice, the Class C(R) Pass Through Trustee shall, and shall cause the Subordination Agent to, enter into and perform their respective obligations under the Intercreditor Amendment and each Indenture Amendment and Participation Agreement Amendment specified in such Closing Notice, provided that such Participation Agreement Amendment, such Indenture Amendment and the Intercreditor Amendment to be entered into pursuant to such Participation Agreement Amendment shall be in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively, in all material respects and, provided further that, if any of such Amendments are modified in any material respect, the Company shall have obtained Rating Agency Confirmation from each Rating Agency (to be delivered by the Company to the Class C(R) Pass Through Trustee on or before the relevant Funding Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for other Aircraft without material modifications, no additional Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Required Terms. Notwithstanding the foregoing, a Trust Indenture may be modified to the extent required for the issuance of Equipment Notes pursuant to Section 4(a)(v) of this

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Agreement, subject to the terms of such Section 4(a)(v) and Section 9.1(c) of the Intercreditor Agreement. The Company shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any such Rating Agency Confirmation. With respect to each Aircraft, the Company shall cause WTC (or such other person that meets the eligibility requirements to act as indenture trustee under the Trust Indenture) to execute as Indenture Trustee the Financing Agreements relating to such Aircraft to which such Indenture Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency, the Company shall deliver or cause to be delivered to such Rating Agency a true and complete copy of each Financing Agreement relating to the refinancing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Indenture Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

(d) The Company agrees that all Series C(R) Equipment Notes issued pursuant to any Trust Indenture shall initially be registered in the name of the Subordination Agent on behalf of the Pass Through Trustee.

(e) If, after giving any Closing Notice, there shall be a delay in the Scheduled Closing Date or if the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Depositary prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto and the Depositary a substitute Closing Notice specifying the date to which the refinancing of such Aircraft shall have been re-scheduled (which shall be a Business Day before the Class C(R) Certificate Financing Termination Date). Upon receipt of any such notice of postponement, the Class C(R) Pass Through Trustee shall comply with its obligations under Section 5.01 of the Trust Supplement and thereafter the refinancing of such Aircraft, as specified in such substitute Closing Notice, shall take place on the re-scheduled Closing Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

(f) The Company shall have no liability for the failure of the Class C(R) Pass Through Trustee to purchase the Series C(R) Equipment Notes with respect to any Aircraft.

(g) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Series C(R) Equipment Notes to the Class C(R) Pass Through Trustee in an aggregate face amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the Deposit Agreement.

SECTION 2. Conditions Precedent. The obligations of the Pass Through Trustees, the Subordination Agent and the Indenture Trustee to take the actions set forth in Section 1 are subject to the satisfaction of the following conditions:

(a) the Pass Through Trustees, the Subordination Agent and the Indenture Trustee shall have received the following documents;

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(i) this Agreement;

(ii) the broker’s report and insurance certificates described in Section E of Annex B of the Trust Indenture with respect to each Aircraft;

(iv) an officer’s certificate of the Company, dated as of the Class C Certificate Refinancing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Class C Certificate Refinancing Date (or, to the extent that any such representation and warranty expressly related to an earlier date, true and correct as of such earlier date); and

(v) the following opinions of counsel, in each case, dated the Class C Certificate Refinancing Date:

(A) an opinion of Latham & Watkins LLP, special counsel to the Owner, substantially in the form of Exhibit D;

(B) an opinion of Pillsbury Winthrop Shaw Pittman LLP, regulatory counsel to the Company, substantially in the form of Exhibit E;

(C) the opinions of Morris James LLP, special counsel to the Escrow Agent, the Paying Agent, the Indenture Trustees, the Pass Through Trustees and the Subordination Agent, each substantially in the forms of Exhibits F-1 and F-2, respectively; and

(D) a draft opinion of Daugherty, Fowler, Peregrin, Haught & Jenson, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit G;

(b) the Indenture Trustee with respect to each Trust Indenture shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines secured under such Trust Indenture and to enforce any of its other rights or remedies as provided in such Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor;

(c) on the Class C Certificate Refinancing Date the Indenture Amendments shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act; and

(d) the Series C Equipment Notes have been redeemed on or prior to the Class C Certificate Refinancing Date; and

(e) no Triggering Event shall have occurred.

SECTION 3. Representations and Warranties. (a) The Company represents and warrants that:

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(i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement, the Intercreditor Amendment, each Participation Agreement Amendment, each Indenture Amendment and each Series C(R) Equipment Note referred to in Section 1 hereof (each of the foregoing documents herein called a “Transaction Document” and collectively, the “Transaction Documents”) and to carry out the obligations of the Company under this Agreement and each other Transaction Document to which it will be a party;

(ii) the execution and delivery by the Company of this Agreement and each other Transaction Document and the performance by the Company of its obligations under this Agreement and each other Transaction Document have been duly authorized by the Company and will not (A) violate any provision of its Certificate of Incorporation or by-laws, (B) violate any Law applicable to or binding on the Company or (C) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Trust Indentures) upon any Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which it is a party or by which it or any of its properties is bound;

(iii) the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company on the Class C Certificate Refinancing Date of the transactions contemplated hereby and thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (A) any trustee or other holder of any debt of the Company and (B) any Government Entity, other than (1) the filings and recordations referred to in Section 3(a)(v) and (2) filings, recordations, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it;

(iv) this Agreement constitutes, and each other Transaction Document when executed and delivered by the Company will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(v) except for the filing for recordation (and the recordation) of the Indenture Amendments under the Act and the filing of continuation statements to

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continue effectiveness of the “Financing Statements” (as defined in each Trust Indenture), no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC (as defined in the Trust Indentures)) or any registration of any interest with the International Registry (as defined in the Trust Indentures) is necessary in order to establish and perfect the Indenture Trustee’s security interest in each Aircraft or the Indenture Trustee’s International Interest (as defined in the Trust Indentures) in each Airframe and Engine as against the Company and any other Person, in each case, in any applicable jurisdictions in the United States;

(vi) the Company is a U.S. Air Carrier (as defined in the Trust Indentures) and holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize the Company to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change (as defined in the Trust Indentures) to the Company;

(vi) the Company is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(vii) neither the Company nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security (as defined in the Trust Indentures) relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Trust Indentures, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act of 1933, as amended; and

(viii) the Indenture Trustee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of each Aircraft and to enforce any of its other rights or remedies as provided in the Trust Indentures in the event of a case under chapter 11 of the Bankruptcy Code in which the Company is a debtor.

(b) WTC represents and warrants that:

(i) it is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company and is a Citizen of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Agreement and each Transaction Document to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or

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Indenture Trustee, as the case may be, under this Agreement and each Transaction Document to which it will be a party;

(ii) the execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Indenture Trustee, as the case may be, of this Agreement and each other Transaction Document and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Indenture Trustee, as the case may be, of its obligations under this Agreement and each other Transaction Document have been duly authorized by WTC, in its capacity as Subordination Agent, Paying Agent, Pass Through Trustee or Indenture Trustee, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes, and each other Transaction Document when executed and delivered by WTC will constitute, the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Indenture Trustee, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(c) The Class C(R) Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 5.03 of the Trust Supplement are true and correct as of the date hereof.

(d) The Subordination Agent represents and warrants that:

(i) the Subordination Agent is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company and is a Citizen of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and to perform its obligations under this Agreement and each other Transaction Document to which it is or will be a party;

(ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes, and each other Transaction Document to which it will be a party will constitute, the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of

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creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement or any other Transaction Document to which it will be a party contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent’s articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(iv) neither the execution and delivery by the Subordination Agent of this Agreement or any other Transaction Document to which it will be a party nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent’s banking, trust or fiduciary powers;

(v) there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision or Taxing Authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or any other Transaction Document to which it will be a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Series C(R) Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement); and

(vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement or any other Transaction Document to which it will be a party.

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(e) Each of the Class A Pass Through Trustee, the Class B Pass Through Trustee and the Class C(R) Pass Through Trustee represents and warrants that:

(i) it is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company and is a Citizen of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out its obligations under this Agreement and each other Transaction Document to which it will be a party;

(ii) the execution and delivery by it of this Agreement and each of the other Transaction Documents to which it will be a party and the performance by it of its obligations hereunder and thereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) this Agreement constitutes, and each of the other Transaction Documents to which it will be a party will constitute, the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(f) The Indenture Trustee represents and warrants that:

(i) it is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company and is a Citizen of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out its obligations under this Agreement and each other Transaction Document to which it will be a party;

(ii) the execution and delivery by it of this Agreement and each of the other Transaction Documents to which it will be a party and the performance by it of its obligations hereunder and thereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

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(iii) this Agreement constitutes, and each of the other Transaction Documents to which it will be a party will constitute, the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(g) The Escrow Agent represents and warrants that:

(i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Deposit Agreement and the Escrow and Paying Agent Agreement (the “Escrow Agent Agreement”) and to carry out the obligations of the Escrow Agent under the Escrow Agent Agreement;

(ii) the execution and delivery by the Escrow Agent of the Escrow Agent Agreement and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) the Escrow Agent Agreement constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

(h) The Paying Agent represents and warrants that:

(i) the Paying Agent is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company and is a Citizen of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (the “Paying Agent Agreement”) and to carry out the obligations of the Paying Agent under the Paying Agent Agreement;

(ii) the execution and delivery by the Paying Agent of the Paying Agent Agreement and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not

12
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(iii) the Paying Agent Agreement constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 4. Covenants. (a) The Company covenants with each of the other parties hereto that:

(i) subject to Section 4(a)(iii) of this Agreement, the Company shall at all times maintain its corporate existence;

(ii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Trust Indentures) and shall at all times be otherwise certificated and registered to the extent necessary to entitle the Indenture Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

(iii) Section 4.07 of each Trust Indenture is hereby incorporated by reference herein;

(iv) promptly upon the recordation of the Indenture Amendments pursuant to the Act, the Company shall cause Daugherty, Fowler, Peregrin, Haught & Jenson, special counsel in Oklahoma City, Oklahoma, to deliver to the Company, the Pass Through Trustees and the Indenture Trustee with respect to each Trust Indenture a favorable opinion or opinions addressed to each of them with respect to such recordation; and

(v) the Company shall not redeem and re-issue any Series C(R) Equipment Notes, unless it shall have obtained written confirmation from each Rating Agency that the reissuance of such Equipment Notes, as the case may be, will not result in (1) a reduction of the rating for any Class of Certificates then rated by any Rating Agency that will remain outstanding below the then current rating for such Class of Certificates or (2) a withdrawal or suspension of the rating of any Class of Certificates then rated by any Rating Agency that will remain outstanding. Any redemption or reissuance of the Series B Equipment Notes or Series C(R) Equipment Notes shall be subject to the terms of Section 9.1(c) of the Intercreditor Agreement.

(vi) if (x) the Depositary’s short-term unsecured debt rating from Moody’s Investors Service, Inc. shall at any time fall below P-1 or its long-term credit rating from either Standard & Poor’s Ratings Services or Fitch Ratings Ltd. shall at any time fall below A- (such minimum ratings, the “Depositary Threshold Ratings”) or any such rating shall have been withdrawn or suspended or (y) the Company or the Depositary, in its sole discretion, gives written notice to the other of its election that the Depositary be replaced, the Company shall, within 30 days after such event occurring, unless the Company shall have received a written confirmation from each Rating Agency to the effect that such downgrade of the Depositary will

13
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

not result in a downgrade, withdrawal, suspension or reduction of the rating of each Class of Certificates rated by such Rating Agency below the current rating for such Certificates, cause the Depositary to be replaced with a depositary bank (a “Replacement Depositary”) on the following terms and preconditions:

(A) the Replacement Depositary must meet the Depositary Threshold Ratings and the Company shall have obtained written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced);

(B) the Company shall pay all fees, expenses and other amounts then owing to the replaced Depositary and, except as expressly provided in clause (C) below, the Company shall pay any up-front fee of the Replacement Depositary and (without limitation of the foregoing) all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including without limitation all amounts payable to the Rating Agencies) incurred in connection with such replacement;

(C) solely in the case of the Depositary making an election in its discretion that it be replaced (and without limitation of clause (A) above), (x) the notice given by the Depositary to the Company shall nominate a Replacement Depositary, which shall satisfy all of terms and preconditions of this Section 4(a)(vi) (and the Company shall have the right to utilize such nominee as the Replacement Depositary or to select another Replacement Depositary), (y) the fees, expenses, indemnities and other amounts payable to the Replacement Depositary upon its execution of the Replacement Deposit Agreement or thereafter shall not to any extent exceed those which would have been payable to the Depositary had such replacement not occurred (it being specifically understood and agreed that any up-front fee of the Replacement Depositary shall be paid by the replaced Depositary, provided that, if the Company selects a Replacement Depositary other than the nominee of the replaced Depositary and the upfront fee of such selection exceeds that of such nominee, the Company shall pay such excess), and (without limitation of the foregoing) the Depositary shall pay all out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto (including without limitation all amounts payable to the Rating Agencies) incurred in connection with such replacement, and (z) the Replacement Depositary shall be willing to enter into a Replacement Deposit Agreement for the Class C(R) Certificates with the Escrow Agent having the same terms and conditions (including without limitation as to the interest to be paid on the Deposits) as the Deposit Agreement to which the Depositary is a party; and

(D) the Company or, in the case of the Depositary making an election that it be replaced (unless the Company shall have selected such Replacement Depositary), the Depositary, shall cause the Replacement Depositary to enter into a Replacement Deposit Agreement for the Class C(R) Certificates with the Escrow Agent (and, upon request of the Company the Escrow Agent agrees to enter into any such Replacement Deposit Agreement) and shall cause the Replacement Depositary to deliver to the Company and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

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Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Upon satisfaction of the foregoing conditions, the Company shall instruct the Class C(R) Pass Through Trustee, and each such Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreement) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreement).

Each of the parties hereto agrees, at the Company’s request, to enter into any amendments to this Agreement, the Escrow and Paying Agent Agreement and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreement with the Replacement Deposit Agreement.

Upon the execution and delivery of the Replacement Deposit Agreement, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreement shall be deemed to be the Deposit Agreement hereunder and under the other Operative Agreements, except that the obligations of the replaced Depositary under its Deposit Agreement resulting from the delivery of any Withdrawal Notice delivered thereunder shall remain in full force and effect notwithstanding the execution and delivery of the Replacement Deposit Agreement.

(vii) Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of the Company to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Company will, at the Subordination Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Subordination Agent a statement setting forth the following information with respect to each Aircraft then subject to the lien of a Trust Indenture: (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft and (C) the location of the Engines (as defined in the respective Trust Indentures to which such Aircraft are subject). As used in this sentence, the terms “Triggering Event,” “Indenture Default” and “Regular Distribution Date” shall have the respective meanings set forth in the Intercreditor Agreement as originally executed.

(b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a “citizen of the United States” as defined in Section 40102(a)(15) of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 9.01 of any Trust Indenture then entered into, resign as Indenture Trustee in respect of such Trust Indenture.

SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of

15
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

this Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

SECTION 6. [Intentionally Omitted].

SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, in whole or in part, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Pass Through Trustees and the Indenture Trustee, and the Company’s, the Subordination Agent’s, the Pass Through Trustees’ and the Indenture Trustee’s obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

(b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreement, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement, the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement and the Indenture Trustee and its successors as Indenture Trustee under each Trust Indenture.

(c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriter) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriter) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

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Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

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Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

AMERICAN AIRLINES, INC.

By	/s/ Thomas T. Weir

Name:	Thomas T. Weir
Title:	Vice President and Treasurer
Address:	4333 Amon Carter Blvd. Fort Worth, Texas 76155 Attention: Corporate Secretary Facsimile: ###

WILMINGTON TRUST COMPANY,

not in its individual capacity, except as otherwise

provided herein, but solely as Class C(R) Pass

Through Trustee, as Subordination Agent, as

Indenture Trustee and Paying Agent

By	/s/ Lynette J. Hilgar

Name:	Lynette J. Hilgar
Title:	Financial Service Officer
Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: ###

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By	/s/ Lynette J. Hilgar

Name:	Lynette J. Hilgar
Title:	Banking Officer
Address:	1100 North Market Street Wilmington, Delaware 19890-1605 Attention: Corporate Trust Administration Facsimile: ###

SCHEDULE I to

Note Purchase Agreement

AIRCRAFT

No.	U.S. Registration No.	Airframe Manufacturer	Airframe Model (including generic manufacturer and model)	Airframe MSN	Engine Manufacturer	Engine Model (including generic manufacturer and model)
1.	N152UW	Airbus	A321-211 (A321-200)	5588	CFM International, Inc.	CFM56-5B3/3B1
2.	N153UW	Airbus	A-321-211 (A321-200)	5594	CFM International, Inc.	CFM56-5B3/3B1
3.	N154UW	Airbus	A321-211 (A321-200)	5644	CFM International, Inc.	CFM56-5B3/3B1
4.	N155UW	Airbus	A321-211 (A321-200)	5659	CFM International, Inc.	CFM56-5B3/3B1
5.	N156UW	Airbus	A321-211 (A321-200)	5684	CFM International, Inc.	CFM56-5B3/3B1
6.	N157UW	Airbus	A321-211 (A321-200)	5696	CFM International, Inc.	CFM56-5B3/3B1
7.	N567UW	Airbus	A321-231 (A321-200)	5728	IAE International Aero Engines AG	V2533-A5
8.	N286AY	Airbus	A330-243 (A330-200)	1415	Rolls Royce plc.	Trent 772B-60
9.	N287AY	Airbus	A330-243 (A330-200)	1417	Rolls Royce plc.	Trent 772B-60
10.	N288AY	Airbus	A330-243 (A330-200)	1441	Rolls Royce plc.	Trent 772B-60
11.	N289AY	Airbus	A330-243 (A330-200)	1455	Rolls Royce plc.	Trent 772B-60

Sch. I-1
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

SCHEDULE II to

Note Purchase Agreement

REQUIRED TERMS

Equipment Notes

Obligor:    The Company

Maximum Principal Amount:    $100,000,000

The original principal amount and amortization schedule of the Series C(R) Equipment Notes issued with respect to an Aircraft shall be as set forth in the following tables (provided that, if any such Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table below, the original principal amount of such Equipment Note shall be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on December 3, 2018):

OUTSTANDING PRINCIPAL AMOUNTS OF EQUIPMENT NOTES

Aircraft	Series C(R)
N152UW	$6,382,000
N153UW	$6,382,000
N154UW	$6,402,000
N155UW	$6,402,000
N156UW	$6,517,000
N157UW	$6,517,000
N567UW	$7,159,000
N286AY	$10,144,000
N287AY	$10,144,000
N288AY	$10,509,000
N289AY	$23,442,000

Sch. II-1
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

AMORTIZATION SCHEDULES

Series C(R) Equipment Notes

Airbus A321-211

N152UW

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-2
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A321-211

N153UW

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-3
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A321-211

N154UW

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-4
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A321-211

N155UW

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-5
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A321-211

N156UW

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-6
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A321-211

N157UW

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-7
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A321-231

N567UW

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-8
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A330-243

N286AY

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-9
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A330-243

N287AY

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-10
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A330-243

N288AY

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-11
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

Series C(R) Equipment Notes

Airbus A330-243

N289AY

Payment Date	Percentage of Original Principal Amount to be Paid
June 3, 2018	0.000000000%
December 3, 2018	0.000000000%
June 3, 2019	0.000000000%
December 3, 2019	0.000000000%
June 3, 2020	0.000000000%
December 3, 2020	0.000000000%
June 3, 2021	100.000000000%

Sch. II-12
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

ANNEX A to

Note Purchase Agreement

DEFINITIONS

ANNEX A TO

NOTE PURCHASE AGREEMENT

DEFINITIONS

“Act” means 49 U.S.C. §§ 40101-46507.

“Agreement” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Aircraft” has the meaning set forth in the second recital to the Note Purchase Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

“Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated September 16, 2014, between the Company and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

“Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Phoenix, Arizona, or Wilmington, Delaware.

“Certificates” means the Class A Certificates, Class B Certificates and Class C(R) Certificates.

“Certificateholder” means the Person in whose name a Certificate is registered in the Register.

“Class” means the class of Certificates issued by each Pass Through Trust.

“Class A Certificates” means Certificates issued by the Class A Pass Through Trust.

“Class A Pass Through Trustee” means the Pass Through Trustee for the grantor trust created to facilitate the issuance and sale of Class A Certificates in connection with the issuance of Series A Equipment Notes.

“Class A/B Note Purchase Agreement” means the Note Purchase Agreement, dated December 13, 2012, as amended by Amendment No. 1 dated as of June 6, 2013, among the Company, WTC as pass through trustee under the pass through trust agreements referred to therein, the Subordination Agent, the Indenture Trustee, the Escrow Agent and the Paying Agent.

“Class B Certificates” means Certificates issued by the Class B Pass Through Trust.

“Class B Pass Through Trustee” means the Pass Through Trustee for the grantor trust created to facilitate the issuance and sale of Class B Certificates in connection with the issuance of Series B Equipment Notes.

“Class C Certificates” means Certificates issued by the Class C Pass Through Trust.

“Class C Certificate Refinancing Date” has the meaning set forth in Section 1A(b)(i) of the Note Purchase Agreement.

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Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

“Class C Pass Through Trust” means a grantor trust created to facilitate the issuance and sale of Class C Certificates in connection with the issuance of Series C Equipment Notes.

“Class C Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of the Class C Pass Through Trust, together with the Original Basic Pass Through Trust Agreement.

“Class C Pass Through Trustee” means WTC, in its capacity as trustee under the Class C Pass Through Trust Agreement.

“Class C(R) Certificate Financing Termination Date” has the meaning set forth in Section 1A(b)(i) of the Note Purchase Agreement.

“Class C(R) Certificates” has the meaning set forth in the eighth recital to the Note Purchase Agreement.

“Class C(R) Pass Through Trust” has the meaning set forth in the eighth recital to the Note Purchase Agreement.

“Class C(R) Pass Through Trust Agreement” has the meaning set forth in the eighth recital to the Note Purchase Agreement.

“Closing Notice” has the meaning set forth in Section 1A(b) of the Note Purchase Agreement.

“Company” means American Airlines, Inc., a Delaware corporation.

“Deposits” has the meaning set forth in the twelfth recital to the Note Purchase Agreement.

“Deposit Agreement” has the meaning set forth in the twelfth recital to the Note Purchase Agreement.

“Depositary” means the New York branch of Natixis S.A.

“Depositary Threshold Ratings” has the meaning set forth in Section 4(a)(vi) of the Note Purchase Agreement.

“Equipment Notes” means and includes any equipment notes issued under any Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Trust Indenture) and any Equipment Note issued under any Trust Indenture in exchange for or replacement of any other Equipment Note.

“Escrow Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Escrow Agent Agreement” has the meaning set forth in Section 3(g)(i) of the Note Purchase Agreement.

“Escrow and Paying Agent Agreement” has the meaning set forth in the twelfth recital to the Note Purchase Agreement.

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Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

“Existing Intercreditor Agreement” has the meaning set forth in the ninth recital to the Note Purchase Agreement.

“Existing Note Purchase Agreements” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“FAA” means the Federal Aviation Administration of the United States.

“Financing Agreements” means, collectively, the Participation Agreement, the Participation Agreement Amendment, the Trust Indenture, the Indenture Amendment and the Equipment Notes issued thereunder.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Indenture Amendment” has the meaning set forth in Section 1(c) of the Note Purchase Agreement.

“Indenture Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Intercreditor Agreement” has the meaning set forth in the ninth recital to the Note Purchase Agreement.

“Intercreditor Amendment” has the meaning set forth in the ninth recital to the Note Purchase Agreement.

“Issuance Date” means the date of the original issuance of the Certificates.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Note Purchase Agreement” means the Note Purchase Agreement to which this Annex A is attached.

“Notice of Purchase Withdrawal” with respect to each Deposit Agreement, means the notice set forth in Exhibit A to the Closing Notice, attached as Exhibit H to the Note Purchase Agreement.

“Operative Agreements” means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreement, the Deposit Agreement, the Intercreditor Agreement, the Equipment Notes, the Certificates and the Financing Agreements, including any amendments to such documents.

A-3
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

“Original Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated December 21, 2010, between the Company and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

“Participation Agreement” means, the Participation Agreement substantially in the form of Exhibit A to the Note Purchase Agreement.

“Participation Agreement Amendment” has the meaning set forth in Section 1A(b)(ii) of the Note Purchase Agreement.

“Pass Through Trust Agreement” means the Trust Supplement referred to in the eighth recital to the Note Purchase Agreement, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Company and Pass Through Trustee.

“Pass Through Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Paying Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Paying Agent Agreement” has the meaning set forth in Section 3(h)(i) of the Note Purchase Agreement.

“Person” means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Rating Agencies” means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Fitch Ratings Ltd., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Rating Agency Confirmation” means, with respect to any Financing Agreement, that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement, a written confirmation from each of the Rating Agencies that the use of such Financing Agreement with such modifications would not result in (i) a reduction of the rating for any Class of Certificates then rated by the Rating Agencies below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates then rated by the Rating Agencies.

“Replacement Deposit Agreement” means, for each Class of Certificates, a deposit agreement substantially in the form of the replaced Deposit Agreement for such Class of Certificates as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for such Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Depositary, if applicable).

A-4
Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

“Replacement Depositary” has the meaning set forth in Section 4(a)(vi) of the Note Purchase Agreement.

“Required Terms” means the terms set forth on Schedule II to the Note Purchase Agreement.

“Scheduled Closing Date” has the meaning set forth in Section 1A(b) of the Note Purchase Agreement.

“Section 1110” means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

“Series A Equipment Notes” means the “Series A Equipment Notes” as defined in each Trust Indenture entered into pursuant to the Series A/B Note Purchase Agreement.

“Series A/B Note Purchase Agreement” has the meaning set forth in the second recital to the Note Purchase Agreement.

“Series B Equipment Notes” means the “Series B Equipment Notes” as defined in each Trust Indenture entered into pursuant to the Series A/B Note Purchase Agreement.

“Series C Equipment Notes” means the “Series C Equipment Notes” as defined in each Trust Indenture entered into pursuant to the Series C Note Purchase Agreement.

“Series C(R) Equipment Notes” means the “Series C(R) Equipment Notes” as defined in each Trust Indenture entered into pursuant to the Agreement.

“Series C Note Purchase Agreement” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Subordination Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Transaction Documents” has the meaning set forth in Section 3(a)(i) of the Note Purchase Agreement.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

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Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

“Trust Indenture” means the Trust Indenture and Security Agreement substantially in the form of Exhibit C to the Note Purchase Agreement.

“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Class C(R) Certificates, (ii) the issuance of the Class C(R) Certificates representing fractional undivided interests in such trust is authorized and (iii) the terms of the pass through certificates of such class are established.

“Underwriter” has the meaning set forth in the tenth recital to the Note Purchase Agreement.

“Underwriting Agreement” has the meaning set forth in the tenth recital to the Note Purchase Agreement.

“WTC” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

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Note Purchase Agreement American Airlines 2012-2C(R) Aircraft EETC

EXHIBIT A to

Note Purchase Agreement

FORM OF PARTICIPATION AGREEMENT AMENDMENT

FORM

FORM OF AMENDMENT NO. [1][2] TO PARTICIPATION AGREEMENT (MSN [___])

AMENDMENT NO. [1][2], dated as of [______], 201[_] (this “Amendment”) TO PARTICIPATION AGREEMENT (MSN [___]) dated as of [_____], 201[_] (as amended prior to the date hereof, the “Participation Agreement”) is made by and among AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the “Owner”) and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, except as expressly stated therein, but solely as Indenture Trustee (the “Indenture Trustee”), as Subordination Agent (the “Subordination Agent”), as Pass Through Trustee under each of the Class A Pass Through Trust Agreement, the Class B Pass Through Trust Agreement[, the Class C Pass Through Trust Agreement] and the Class C(R) Pass Through Trust Agreement (the “Pass Through Trustee”).

W I T N E S S E T H:

[WHEREAS, on the Closing Date, which occurred on [___], 201[_], the Owner (as successor by merger with US Airways, Inc.), the Indenture Trustee, the Subordination Agent and the Pass Through Trustee under the Class A Pass Through Trust Agreement and the Class B Pass Through Trust Agreement entered into that certain Participation Agreement (MSN [___]), dated as of [___], 201[_] (the “Original Participation Agreement”), in order to provide for the financing of the Aircraft described therein;

WHEREAS, on [June 6, 2013], the Owner (as successor by merger with US Airways, Inc.), the Indenture Trustee, the Subordination Agent and the Pass Through Trustee under the Class A Pass Through Trust Agreement, the Class B Pass Through Trust Agreement and the Class C Pass Through Trust Agreement entered into that certain Amendment No. 1 to Participation Agreement (MSN [___]), dated as of [June 6, 2013] (the “Prior Participation Agreement Amendment” and the Original Participation Agreement, as amended by the Prior Participation Agreement Amendment, the “Existing Participation Agreement”), in order to provide for the financing of the Aircraft described therein;]1

[WHEREAS, on the Closing Date, which occurred on [___], 201[_], the Owner (as successor by merger with US Airways, Inc.), the Indenture Trustee, the Subordination Agent and the Pass Through Trustee under the Class A Pass Through Trust Agreement, the Class B Pass Through Trust Agreement and the Class C Pass Through Trust Agreement entered into that certain Participation Agreement (MSN [___]), dated as of [___], 201[_] (the “Existing Participation Agreement”), in order to provide for the financing of the Aircraft described therein;]2

WHEREAS, pursuant to each of the Pass Through Trust Agreements, the Pass Through Trusts were created and the Pass Through Certificates were issued and sold.

[1]	Insert for Aircraft that were “Funded” Aircraft as of the Class C Certificate Issuance Date.
[2]	Insert for Aircraft that were “Pre-Funded” Aircraft as of the Class C Certificate Issuance Date.

Amendment to Participation Agreement American Airlines 2012-2C(R) Aircraft EETC

WHEREAS, prior to the date hereof, each Applicable Pass Through Trustee has used a portion of the proceeds from the issuance and sale of the Pass Through Certificates issued by each Applicable Pass Through Trust to purchase from the Owner, on behalf of the related Applicable Pass Through Trust, the Equipment Note bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust.

WHEREAS, the last paragraph of Section 2.1 of the Existing Participation Agreement provides that, subject to the terms of the Note Purchase Agreement, the Series C Note Purchase Agreement and the Intercreditor Agreement (as in effect immediately prior to the date hereof), the Owner shall have the option to issue, redeem and reissue the Series C Equipment Notes;

WHEREAS, on April 30, 2018, the Owner delivered written notice to the Indenture Trustee and the Note Holders of the Series C Equipment Notes of its intent to redeem the Series C Equipment Notes on the date hereof;

WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Series C Note Purchase Agreement and the Intercreditor Agreement (as in effect immediately prior to the date hereof), Owner now desires to redeem the Series C Equipment Notes and issue new “Series C Equipment Notes” (as defined in the Trust Indenture) designated as “Series C(R) Equipment Notes” (such Equipment Notes, the “Series C(R) Equipment Notes”);

WHEREAS, concurrently with the execution and delivery of this Amendment, (i) the Owner shall have redeemed the Series C Equipment Notes in full and interest on the Series C Equipment Notes shall cease to accrue on and after such redemption and (ii) the Owner and the Indenture Trustee entered into certain amendments to the Trust Indenture (MSN [ ___ ]), dated as of [ ___ ], 20[ __ ] (as [amended by that certain Amendment No. 1 thereto, dated as of [June 6], 2013 and as further]3 amended, restated or otherwise modified, the “Trust Indenture”), pursuant to which, among other things, the Owner will issue the Series C(R) Equipment Notes under the Trust Indenture; and

WHEREAS, all things have been done to make the Series C(R) Equipment Notes, when executed by the Owner and authenticated and delivered by the Indenture Trustee under the Trust Indenture, the valid, binding and enforceable obligations of the Owner.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Amendment, including the recital of the parties and the other preceding recitals, have the respective meanings specified therefor in the Trust Indenture.

[3]	Insert for Aircraft that were “Funded” Aircraft as of the Class C Certificate Issuance Date.

2
Amendment to Participation Agreement American Airlines 2012-2C(R) Aircraft EETC

Section 2. Amendment. Effective as of the date hereof, the Participation Agreement shall be amended as follows:

(a) all references to “this Participation Agreement” in the Participation Agreement shall be deemed to refer to the Participation Agreement as amended by this Amendment, and all references in the Participation Agreement or in any other Pass Through Agreement or Operative Agreement to the Participation Agreement shall be deemed to refer to the Participation Agreement as amended by this Amendment;

(b) the Class C(R) Trustee shall be added as a party to the Participation Agreement; and

(c) Schedule 1 to the Participation Agreement shall be amended by inserting after the last row thereof the following:

Wilmington Trust Company, as Pass Through Trustee for the 2012-2C(R) Pass Through Trust	Wilmington Trust Company Wilmington, Delaware 19890 Account No.: [___] ABA#: ### Attention: Corporate Trust Administration Reference: US Airways 2012-2	Wilmington Trust Company 1100 North Market Square Wilmington, Delaware 19890 Attention: Corporate Trust Administration Facsimile: ###

Section 3. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Participation Agreement shall remain in full force and effect and are hereby ratified and confirmed.

Section 4. Miscellaneous. The terms of this Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. The terms of this Amendment shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

[signature page follows]

3
Amendment to Participation Agreement American Airlines 2012-2C(R) Aircraft EETC

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

AMERICAN AIRLINES, INC.

By

Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth herein but solely as Indenture Trustee

By

Name:
Title:

WILMINGTON TRUST COMPANY,

not in its individual capacity, except as expressly

set forth herein but solely as Pass Through

Trustee under the Pass Through Trust Agreement

for the US Airways Pass Through Trust, 2012-2A-S

By

Name:
Title:

WILMINGTON TRUST COMPANY,

not in its individual capacity, except as expressly

set forth herein but solely as Pass Through

Trustee under the Pass Through Trust Agreement

for the US Airways Pass Through Trust, 2012-2B-S

By

Name:
Title:

WILMINGTON TRUST COMPANY,

not in its individual capacity, except as expressly

set forth herein but solely as Pass Through

Trustee under the Pass Through Trust Agreement

for the US Airways Pass Through Trust, 2012-2C(R)

By

Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth herein but solely as Subordination Agent

By

Name:
Title:

EXHIBIT B to

Note Purchase Agreement

FORM OF INDENTURE AMENDMENT

FORM

FORM OF AMENDMENT NO. [1]1[2]2 TO TRUST INDENTURE AND SECURITY AGREEMENT (MSN [ ___ ])

AMENDMENT NO. [1][2], dated as of [June 1], 2018 (this “Amendment”) TO TRUST INDENTURE AND SECURITY AGREEMENT (MSN [ ___ ]) dated as of [ ____ ] 201[ _ ] (as amended prior to the date hereof, the “Trust Indenture”) between AMERICAN AIRLINES, INC., a Delaware corporation (as successor by merger with US Airways, Inc.) (together with its successors and permitted assigns, the “Owner”), WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, except as expressly stated therein, but solely as Indenture Trustee (the “Indenture Trustee”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national association, as Securities Intermediary (together with its successors, the “Securities Intermediary”).

W I T N E S S E T H:

[WHEREAS, on the Closing Date, which occurred on [ ___ ], 201[ _ ], the Owner, the Indenture Trustee and the Securities Intermediary entered into the Trust Indenture, as supplemented by the Trust Indenture and Security Agreement Supplement (MSN [ __ ]), dated as of [ ___ ], 201[ _ ], which were recorded as one instrument by the FAA on [ ___ ], 201[ _ ] and were assigned Conveyance No. [ ___ ] (the “Original Indenture”), pursuant to which, among other things, the Company issued to the Subordination Agent the Series A Equipment Notes and the Series B Equipment Notes, in each case in the applicable original principal amount, having the applicable maturity and bearing interest at the applicable Debt Rate as specified on Schedule I to the Original Indenture;

WHEREAS, on [ __ ], the Owner, the Indenture Trustee and the Securities Intermediary entered into the Amendment No. 1 to Trust Indenture and Security Agreement, Supplement (MSN [ __ ]), dated as of [ ___ ], 201[ _ ], which was recorded by the FAA on [ ___ ], 201[ _ ] and was assigned Conveyance No. [ ___ ] (the “Prior Indenture Amendment” and the Original Indenture, as amended by the Prior Indenture Amendment, the “Existing Indenture”), pursuant to which, among other things, the Company issued to the Subordination Agent the Series C Equipment Notes in the applicable original principal amount, having the applicable maturity and bearing interest at the applicable Debt Rate as specified on Schedule I to the Prior Indenture Amendment;]3

[WHEREAS, on the Closing Date, which occurred on [ ___ ], 201[ _ ], the Owner, the Indenture Trustee and the Securities Intermediary entered into the Trust Indenture, as supplemented by the Trust Indenture and Security Agreement Supplement (MSN [ __ ]), dated as of [ ___ ], 20[ _ ], which were recorded as one instrument by the FAA on [ ___ ], 201[ _ ] and were assigned Conveyance No. [ ___ ] (the “Existing Indenture”), pursuant to which, among other things, the Company issued to the Subordination Agent the Series A Equipment Notes, the

[1]	To be inserted for Aircraft that had already been funded as of the Class C Certificate Issuance Date.
[2]	To be inserted for Aircraft that were “New Delivery” Aircraft as of the Class C Certificate Issuance Date.
[3]	To be inserted for Aircraft that had already been funded as of the Class C Certificate Issuance Date.

Amendment to Trust Indenture and Security Agreement American Airlines 2012-2C(R) Aircraft EETC

Series B Equipment Notes and the Series C Equipment Notes, in each case in the applicable original principal amount, having the applicable maturity and bearing interest at the applicable Debt Rate as specified on Schedule I to the Existing Indenture;]4

WHEREAS, Section 2.10(c) of the Existing Indenture provides that, subject to compliance with the conditions set forth in Section 4(a)(v) of the Note Purchase Agreement and the Series C Note Purchase Agreement) and Section 9.01(c) of the Intercreditor Agreement, the Owner shall have the option to redeem all (but not less than all) of the Series C Equipment Notes upon at least thirty (30) days’ revocable prior written notice to the Indenture Trustee and the Note Holders so long as, among other things, simultaneously therewith new Series C Equipment Notes shall be reissued;

WHEREAS, on April 30, 2018, the Owner delivered written notice to the Indenture Trustee and the Note Holders of the Series C Equipment Notes of its intent to redeem the Series C Equipment Notes on the date hereof;

WHEREAS, the Owner now desires to redeem the Series C Equipment Notes and issue new “Series C Equipment Notes” (as defined in the Trust Indenture) designated as “Series C(R) Equipment Notes” (such Equipment Notes, the “Series C(R) Equipment Notes”), which Series C(R) Equipment Notes are to be secured by a security interest in all right, title and interest of the Owner in and to the Aircraft and certain other property described in the Trust Indenture;

WHEREAS, concurrently with the execution and delivery of this Amendment, (i) the Owner shall have redeemed the Series C Equipment Notes in full and interest on the Series C Equipment Notes shall cease to accrue on and after such redemption and (ii) the Owner, WTC, as Class A Trustee, Class B Trustee[, Class C Trustee] and Class C(R) Trustee (as defined in the PA Amendment referred to below), the Subordination Agent and the Indenture Trustee entered into that certain Amendment No. [1][2] to Participation Agreement (MSN [ ___ ]), dated as of the date hereof (the “PA Amendment”), pursuant to which, among other things, Series C(R) Equipment Notes specified in Schedule I hereto and substantially in the form set forth in Section 2.01 of the Trust Indenture will be issued to the Subordination Agent;

WHEREAS, in connection with such issuance of the Series C(R) Equipment Notes and other transactions contemplated by the PA Amendment, the Owner and the Indenture Trustee desire to amend the Existing Indenture pursuant to Section 10.01(b)(vii) to provide for the Owner’s reissuance of “Series C Equipment Notes” (as defined in the Trust Indenture) (in the form of the Series C(R) Equipment Notes) on the terms provided herein and therein;

WHEREAS, upon the redemption of the Series C Equipment Notes, all things have been done to make the Series C(R) Equipment Notes, when executed by the Owner and authenticated and delivered by the Indenture Trustee under the Trust Indenture, the valid, binding and enforceable obligations of the Owner; and

[4]	To be inserted for Aircraft that were “New Delivery” Aircraft as of the Class C Certificate Issuance Date.

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Amendment to Trust Indenture and Security Agreement American Airlines 2012-2C(R) Aircraft EETC

WHEREAS, all things necessary to make this Amendment a legal, valid and binding obligation of the Owner have been done and performed and have occurred.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Amendment, including the recital of the parties and the other preceding recitals, have the respective meanings specified therefor in the Trust Indenture.

Section 2. Amendment. Effective as of the date hereof, the Trust Indenture shall be amended as follows:

(a) all references to “this Trust Indenture” in the Trust Indenture shall be deemed to refer to the Trust Indenture as amended by this Amendment, and all references in the Trust Indenture or in any other Pass Through Agreement or Operative Agreement to the Trust Indenture shall be deemed to refer to the Trust Indenture as amended by this Amendment;

(b) Annex A to the Trust Indenture shall be amended by adding in alphabetic order within said Annex the following new definitions:

““Amendment No. [1][2] to Trust Indenture” means the Amendment No. [1][2] to the Trust Indenture, dated as of [June 1], 2018, among the Owner, the Securities Intermediary and the Indenture Trustee.”

““Amendment No. [1][2] to Participation Agreement” means the Amendment No. [1][2] to the Participation Agreement, dated as of [June 1], 2018, among the Owner and the Indenture Trustee.

““Original Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated December 21, 2010, between the Owner and Pass Through Trustee, but does not include any Trust Supplement.”

““Class C Certificate Refinancing Date” means [June 1], 2018.”

““Class C(R) Certificates” means the pass through certificates issued pursuant to the Class C(R) Pass Through Trust Agreement.”

““Class C(R) Pass Through Trust” means a grantor trust created to facilitate the issuance and sale of Class C(R) Certificates in connection with the issuance of Series C(R) Equipment Notes.”

““Class C(R) Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of the Class C(R) Pass Through Trust, together with the Basic Pass Through Trust Agreement.”

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Amendment to Trust Indenture and Security Agreement American Airlines 2012-2C(R) Aircraft EETC

““Series C(R)” or “Series C(R) Equipment Notes” means the Equipment Notes issued under the Trust Indenture pursuant to the Series C(R) Note Purchase Agreement.”

““Series C(R) Deposit Agreement” means the Deposit Agreement between the Series C(R) Escrow Agent and the Natixis S.A. acting through its New York branch, dated as of the Class C Certificate Refinancing Date.”

““Series C(R) Note Purchase Agreement” means the Note Purchase Agreement, dated as of May 15, 2018, among the Owner, the Pass Through Trustee relating to the Series C(R) Equipment Notes, the Subordination Agent, the Escrow Agent and the Paying Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms providing, among other things, for the purchase of the Series C(R) Equipment Notes on the Class C Certificate Refinancing Date.”

(c) Annex A to the Trust Indenture shall be further amended by amending and restating in their entirety the below definitions to read as follows:

““Basic Pass Through Trust Agreement” means the Pass Through Trust Agreement, dated September 16, 2014, between the Owner and Pass Through Trustee, but does not include any Trust Supplement.”

““Deposit Agreement” means (i) the two Deposit Agreements between the Escrow Agent and the Depositary, dated as of the Issuance Date, which relates to the Class A or Class B Pass Through Trust and (ii) the Series C(R) Deposit Agreement; provided that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by the Owner.”

““Escrow Agreement” means (i) each of the two Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass Through Certificates named therein and one of the Pass Through Trustees, dated as of the Issuance Date, which relates to the Class A or Class B Pass Through Trust and (ii) the Escrow and Paying Agent Agreement, among the Escrow Agent, the Paying Agent, Deutsche Bank Securities Inc. and one of the Pass Through Trustees, dated as of the Class C Certificate Refinancing Date, which relates to the Class C(R) Pass Through Trust; provided that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by the Owner.”

““Make-Whole Spread” means (i) in the case of Series A Equipment Notes, 0.50%, (ii) in the case of Series B Equipment Notes, 0.50% and (iii) in the case of Series C(R) Equipment Notes, 0.35%.”

““Pass Through Trust Agreement” means each of (i) the two separate Trust Supplements, together in each case with the Original Basic Pass Through Trust Agreement, each

4
Amendment to Trust Indenture and Security Agreement American Airlines 2012-2C(R) Aircraft EETC

dated as of the Issuance Date by and between the Owner and a Pass Through Trustee and (ii) the separate Trust Supplement, together with the Basic Pass Through Trust Agreement, dated as of the Class C Certificate Refinancing Date by and between the Owner and a Pass Through Trustee; provided, that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such agreement shall be effective unless consented to by the Owner.”

““Series C” or “Series C Equipment Notes” means (i) prior to the Class C Certificate Refinancing Date, Equipment Notes issued under the Trust Indenture and designated as “Series C” thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture amended at the time of original issuance of Series C under the heading “Series C” and (ii) on and after the Class C Certificate Refinancing Date, the Series C(R) Equipment Notes.”

““Series C Note Purchase Agreement” means (i) prior to the Class C Certificate Refinancing Date, means the Note Purchase Agreement, dated as of June 6, 2013, among the Owner, the Pass Through Trustee relating to the Series C Equipment Notes, the Subordination Agent, the Escrow Agent and the Paying Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms providing, among other things, for the purchase of the Series C Equipment Notes on such date and (ii) on and after the Class C Certificate Refinancing Date, the Series C(R) Note Purchase Agreement.”

““Trust Supplement” means an agreement supplemental to the Original Basic Pass Through Trust Agreement or the Basic Pass Through Trust Agreement, as applicable, pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such Class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such class are established.”

(d) Schedule I to the Trust Indenture is hereby amended and restated by replacing such Schedule I with the new Schedule I attached to this Amendment (it being agreed and understood that no amendments are being made to the maturity date, original principal amount, Debt Rate, Make-Whole Spread or amortization schedule of the Series A Equipment Notes or the Series B Equipment Notes).

Section 3. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Trust Indenture shall remain in full force and effect and are hereby ratified and confirmed.

Section 4. Miscellaneous. The terms of this Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. The terms of this Amendment shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

[signature page follows]

5
Amendment to Trust Indenture and Security Agreement American Airlines 2012-2C(R) Aircraft EETC

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

AMERICAN AIRLINES, INC.

By

Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly set forth herein but solely as Indenture Trustee

By

Name:
Title:

SCHEDULE I

	Original Amount	Interest Rate
Series A:	$418,113,000	4.625%

Series B:	$128,071,000	6.750%

Series C(R):	$100,000,000	4.700%

Total:

Trust Indenture and Security Agreement

Equipment Note Amortization

Payment Date	Percentage of Original Amount to be Paid

EXHIBIT C to

Note Purchase Agreement

FORM OF INTERCREDITOR AMENDMENT

FORM

AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT (2012-2C(R))

AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT (2012-2C(R)) dated as of [June 1], 2018 (this “Amendment No. 2”) is made by and among WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity but solely as Trustee (the “Class C(R) Trustee”) under the American Airlines, Inc. Pass Through Trust 2012-2C(R), AMERICAN AIRLINES, INC. (“American Airlines”), a Delaware corporation, and WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee.

W I T N E S S E T H:

WHEREAS, the Class A Trustee, the Class B Trustee, the Class C Trustee, Landesbank Hessen-Thüringen Girozentrale, as Class A Liquidity Provider and Class B Liquidity Provider (the “Liquidity Provider”) and the Subordination Agent have heretofore entered into the Intercreditor Agreement (2012-2), dated as of December 13, 2012, as amended by Amendment No. 1 thereto, dated as of June 6, 2013 (as amended on or prior to the date hereof, the “Existing Agreement”);

WHEREAS, on December 13, 2012, American Airlines caused the Class A Trustee and the Class B Trustee to issue and sell an aggregate face amount of $546,184,000 of Class A Certificates and Class B Certificates, the proceeds from the sale of which were used by the Class A Trustee and the Class B Trustee to purchase Series A Equipment Notes and Series B Equipment Notes, respectively, issued by American Airlines and secured by the Aircraft (as defined below) in accordance with the Note Purchase Agreement, dated as of December 13, 2012 (as amended, supplemented or otherwise modified, the “Series A/B Note Purchase Agreement”).

WHEREAS, on June 6, 2013, American Airlines caused the Class C Pass Through Trustee to issue and sell an aggregate face amount of $100,000,000 of Class C Certificates, the proceeds from the sale of which were used by the Class C Pass Through Trustee to purchase Series C Equipment Notes issued by American Airlines and secured by the Aircraft in accordance with the Note Purchase Agreement, dated as of June 6, 2013 (the “Series C Note Purchase Agreement” and, together with the Class A/B Note Purchase Agreement, the “Existing Note Purchase Agreements”).

WHEREAS, on April 30, 2018, American Airlines delivered written notice to the Indenture Trustee and the Note Holders of the Series C Equipment Notes of its intent to redeem the Series C Equipment Notes on June 1, 2018 (the “Class C Certificate Refinancing Date”), and upon such redemption the Class C Certificates will be repaid in full;

WHEREAS, on the Class C Certificate Refinancing Date, and simultaneously with the redemption of the Series C Equipment Notes, new Series C Equipment Notes will be re-issued in accordance with Section 4(a)(v) of the Existing Note Purchase Agreements and Section 9.1(c) of the Intercreditor Agreement as described herein;

WHEREAS, pursuant to Section 9.1(c) of the Existing Agreement, if Series C Equipment Notes issued with respect to all Aircraft are redeemed and re-issued in accordance

Amendment No. 2 to Intercreditor Agreement (2012-2C(R)) American Airlines 2012-2C(R) Aircraft EETC

with the terms of Section 2.10(b) of each Trust Indenture and Section 4(a)(v) of the Note Purchase Agreement, such series of re-issued Equipment Notes shall be issued to a new pass through trust.

WHEREAS, pursuant to each Trust Indenture, American Airlines will issue on a recourse basis a single series of Series C(R) Equipment Notes to refinance the related Aircraft;

WHEREAS, American Airlines will enter into a Class C(R) Trust Agreement with the Class C(R) Trustee to establish the Class C(R) Trust;

WHEREAS, pursuant to the Series C(R) Note Purchase Agreement, the Class C(R) Trust will acquire the Series C(R) Equipment Notes having an interest rate equal to the Stated Interest Rate applicable to the Class C(R) Certificates to be issued by the Class C(R) Trust;

WHEREAS, pursuant to the Class C(R) Trust Agreement, the Class C(R) Trust will issue a single class of Class C(R) Certificates having the interest rate and the final distribution date described in the Class C(R) Trust Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, Section 9.1(c) of the Existing Agreement provides that, in connection with such issuance of Class C(R) Certificates, the Existing Agreement shall be amended by written agreement of American Airlines and the Subordination Agent to give effect to such issuance and to provide for the subordination of the Class C(R) Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates (except with respect to “Adjusted Interest” for the Class C(R) Certificates) and otherwise as provided therein;

WHEREAS, the parties hereto wish to amend the Existing Agreement pursuant to Section 9.1(c) thereof; and

WHEREAS, American Airlines has obtained a Ratings Confirmation relating to the issuance of the Class C(R) Certificates and this Amendment No. 2, as required by Section 9.1(c) of the Existing Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Amendment No. 2, including the recital of the parties and the other preceding recitals, have the respective meanings specified therefor in the Existing Agreement.

Section 2. Amendment. Effective as of the date hereof, the Existing Agreement shall be amended as follows:

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Amendment No. 2 to Intercreditor Agreement (2012-2C(R)) American Airlines 2012-2C(R) Aircraft EETC

(a) all references to “this Agreement” in the Existing Agreement shall be deemed to refer to the Existing Agreement as amended by this Amendment No. 2, and all references in the Existing Agreement or in any other Operative Agreement to the Existing Agreement shall be deemed to refer to the Existing Agreement as amended by this Amendment No. 2;

(b) the Class C(R) Trustee shall be added as a party to the Existing Agreement;

(c) Section 1.1 of the Existing Agreement shall be amended by adding in alphabetical order within said Section the following new definitions:

“Amendment No. 2 to Intercreditor Agreement” means that certain Amendment No. 2 to Intercreditor Agreement, dated as of [June 1], 2018, by and among the Class C(R) Trustee, American Airlines and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein but solely as Subordination Agent and Trustee.

“American Airlines” means American Airlines, Inc., a Delaware corporation.

“Class C Certificate Refinancing Date” means [June 1], 2018.

“Class C(R) Certificateholder” means, at any time, any holder of one or more Class C(R) Certificates.

“Class C(R) Certificates” means the certificates issued by the Class C(R) Trust, substantially in the form of Exhibit A to the Class C(R) Trust Agreement, and authenticated by the Class C(R) Trustee, representing fractional undivided interests in the Class C(R) Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C(R) Trust Agreement.

“Class C(R) Trust” means the American Airlines, Inc. Pass Through Trust 2012-2C(R) created and administered pursuant to the Class C(R) Trust Agreement.

“Class C(R) Trust Agreement” means the Basic Agreement, as supplemented by the Supplement No. 2012-2C(R) thereto, governing the creation and administration of the American Airlines, Inc. Pass Through Trust 2012-2C(R) and the issuance of the Class C(R) Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class C(R) Trustee” means WTC, not in its individual capacity except as expressly set forth in the Class C(R) Trust Agreement, but solely as trustee under the Class C(R) Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Existing Agreement” means the Intercreditor Agreement prior to giving effect to Amendment No. 2 to the Existing Agreement.

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Amendment No. 2 to Intercreditor Agreement (2012-2C(R)) American Airlines 2012-2C(R) Aircraft EETC

“Series C(R) Equipment Notes” means the Series C(R) Equipment Notes issued pursuant to the Trust Indenture by American Airlines and authenticated by the Indenture Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Trust Indenture.

“Series C(R) Note Purchase Agreement” means the Note Purchase Agreement, dated as of May 15, 2018, among American Airlines, the Class C(R) Trustee, the Subordination Agent and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms providing, among other things, for the issuance of the Class C(R) Certificates and the purchase of the Series C(R) Equipment Notes on such date.

(d) Section 1.1 of the Existing Agreement shall be amended further by amending and restating in their entirety the below definitions to read as follows:

“Certificate” means a Class A Certificate, a Class B Certificate or a Class C Certificate.

“Class C Adjusted Interest” means, as of any Current Distribution Date: (a) prior to the Class C Certificate Refinancing Date, the “Class C Adjusted Interest” (as defined in the Existing Agreement and (b) on or after the Class C Certificate Refinancing Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to the Class C Certificates, December 3, 2018) and ending on, but excluding the Current Distribution Date, on the Preferred C Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to the Class C Certificates, December 3, 2018) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note, Aircraft or Collateral, as the case may be.

“Class C Certificateholder” means (i) prior to the Class C Certificate Refinancing Date, the Class C Certificateholder (as defined in the Existing Intercreditor Agreement) and (ii) on or after the Class C Certificate Refinancing Date, the Class C(R) Certificateholder.

“Class C Certificates” means (i) prior to the Class C Certificate Refinancing Date, the Class C Certificates (as defined in the Existing Intercreditor Agreement) and (ii) on or after the Class C Certificate Refinancing Date, the Class C(R) Certificates.

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Amendment No. 2 to Intercreditor Agreement (2012-2C(R)) American Airlines 2012-2C(R) Aircraft EETC

“Class C Trust Agreement” means (i) prior to the Class C Certificate Refinancing Date, the Class C Trust Agreement (as defined in the Existing Intercreditor Agreement) and (ii) on or after the Class C Certificate Refinancing Date, the Class C(R) Trust Agreement.

“Class C Trust” means (i) prior to the Class C Certificate Refinancing Date, the Class C Trust (as defined in the Existing Intercreditor Agreement) and (ii) on or after the Class C Certificate Refinancing Date, the American Airlines, Inc. Pass Through Trust 2012-2C(R) created and administered pursuant to the Class C(R) Trust Agreement.

“Class C Trustee” means (i) prior to the Class C Certificate Refinancing Date, the Class C Trustee (as defined in the Existing Intercreditor Agreement) and (ii) on or after the Class C Certificate Refinancing Date, the Class C(R) Trustee.

“Final Legal Distribution Date” means (i) with respect to the Class A Certificates, December 3, 2026, (ii) with respect to the Class B Certificates, December 3, 2022 and (iii) with respect to the Class C Certificates, June 3, 2021.

“Series C Equipment Notes” means (i) prior to the Class C Certificate Refinancing Date, the Class C Equipment Notes (as defined in the Existing Intercreditor Agreement) and (ii) on or after the Class C Certificate Refinancing Date, the Class C(R) Equipment Notes.

“Stated Interest Rate” means (i) with respect to the Class A Certificates, 5.90% per annum, (ii) with respect to the Class B Certificates, 8.00% per annum and (iii) with respect to the Class C(R) Certificates, 4.70% per annum.”

“Trust” means any of the Class A Trust, the Class B Trust or the Class C Trust.

Section 3. No Other Amendments. Except as expressly provided in this Amendment No. 2, all of the terms and conditions of the Existing Agreement shall remain in full force and effect and are hereby ratified and confirmed.

Section 4.    Miscellaneous.    The terms of this Amendment No. 2 shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. The terms of this Amendment No. 2 shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart.

[signature page follows]

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Amendment No. 2 to Intercreditor Agreement (2012-2C(R)) American Airlines 2012-2C(R) Aircraft EETC

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Intercreditor Agreement (2012-2C(R)) to be duly executed as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee for the Class C(R) Trust

By

Name:
Title:

AMERICAN AIRLINES, INC.

By

Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and trustee

By

Name:
Title:

EXHIBIT D to

Note Purchase Agreement

FORM OF OPINION OF LATHAM & WATKINS LLP

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
[June 1], 2018 SUBJECT TO OPINION COMMITTEE REVIEW	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Seoul
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
	Milan	Washington, D.C.

To the Persons Listed on Schedule A

Re:	Mortgage of [Number of Planes] Airbus Model [ ] Aircraft with Manufacturer’s Serial Number [MSN] and U.S. Registration Number N[REG]

Ladies and Gentlemen:

We have acted as special New York counsel to American Airlines, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by each Participation Agreement (as defined below).

This letter is furnished pursuant to Section 4.1.2(x)(A) of each Participation Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in each Trust Indenture (as defined below).

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

a.	the Participation Agreement for each Aircraft (as defined below) listed on Schedule B hereto, each dated as of the date indicated on Schedule B (collectively, the “Existing Participation Agreements”), each as amended by an amendment thereto, dated as of the date hereof (each, a “Participation Agreement Amendment” and each Existing Participation Agreement, as amended by the related Participation Agreement Amendment, a “Participation Agreement”);

b.

the Trust Indenture and Security Agreement for each Aircraft listed on Schedule B hereto, each dated as of the date indicated on Schedule B hereto (collectively, the “Existing Trust Indenture”), each as amended by an amendment thereto, dated as of the date hereof (each, a “Trust Indenture Amendment” and each Existing Trust Indenture, as amended by the related Trust Indenture Amendment, a “Trust

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Indenture”);

c.	the Trust Indenture and Security Agreement Supplement for each Aircraft listed on Schedule B hereto, each dated as of the date indicated on Schedule B hereto (each, an “Indenture Supplement” and, collectively, the “Indenture Supplements”);

d.	the Series C(R) Equipment Notes (as defined in each Trust Indenture) to be issued on the date hereof (the “Equipment Notes”);

e.	the Intercreditor Agreement (2012-2), dated as of December 13, 2012, as amended by Amendment No. 1 thereto, dated as of June 6, 2013 (as so amended, the “Existing Intercreditor Agreement”), each among Wilmington Trust Company, as Applicable Pass Through Trustee, Landesbank Hessen-Thüringen Girozentrale, as Liquidity Provider, the Subordination Agent and the Company, as amended by the Amendment No. 2 to the Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement Amendment” and, the Existing Intercreditor Amendment, as amended by the Intercreditor Agreemetn Amendment, the “Intercreditor Agreement”), among, inter alia, Wilmington Trust Company, as the Applicable Pass Through Trustee, the Company and Wilmington Trust Company, as Subordination Agent;

f.	each Consent and Agreement (as defined in the related Trust Indenture);

g.	each Engine Consent and Agreement (as defined in the related Trust Indenture);

h.	the agreements listed in Exhibit A attached hereto (the “Specified Agreements”);

i.	the Amended and Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware as of May 1, 2018, and the Amended and Restated By-Laws of the Company as certified by the Assistant Corporate Secretary of the Company as in effect on the date hereof (collectively, the “Company Governing Documents”) and certain resolutions of the Board of Directors of the Company and a committee thereof;

j.	a photocopy of acknowledgment copies of each UCC-1 financing statement with respect to each Existing Indenture naming US Airways, Inc. as debtor and the Loan Trustee as secured party, together with all schedules and exhibits to such financing statement, filed in the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”), copies of which are attached hereto as Exhibit B (each, a “Delivery Date Delaware Financing Statement” and, collectively, the “Delivery Date Delaware Financing Statements”);

k.

photocopies of acknowledgment copies of UCC-3 financing statement assignments with respect to each Existing Indenture naming the Company, as debtor and the Loan Trustee as secured party, filed on [ __ ] in the Office of the Secretary of State of the State of Delaware, copies of which are attached hereto as

June [1], 2018

Exhibit C (each, a “Delivery Date Delaware Financing Statement Amendment” and, collectively, the “Delivery Date Delaware Financing Statement Amendments”, and the Delivery Date Delaware Financing Statements, as amended by the related Delaware Financing Statement Amendments, each a “Amended Delivery Date Delaware Financing Statements” and, collectively, the “Amended Delivery Date Delaware Financing Statements”);

l.	a photocopy of acknowledgment copies of each UCC-1 financing statement with respect to each Existing Indenture naming the Company as debtor and the Loan Trustee as secured party, together with all schedules and exhibits to such financing statement, filed on [ __ ] in the Delaware Filing Office, copies of which are attached hereto as Exhibit D (each, a “Assumption Date Delaware Financing Statement” and, collectively, the “Assumption Date Delaware Financing Statements” and, together with the Amended Delivery Date Delaware Financing Statements, each, a “Delaware Financing Statement” and, collectively, the “Delaware Financing Statements”); and

m.	a photocopy of each UCC-3 financing statement amendment to a Delaware Financing Statement, together with all schedules and exhibits to such financing statement amendment, to be filed in the Delaware Filing Office, copies of which are attached hereto as Exhibit E (each, a “Delaware Financing Statement Amendment” and, collectively, the “Delaware Financing Statement Amendments”).

The documents described in subsections (a) through (g) above are referred to herein collectively as the “Operative Documents.” The Existing Participation Agreements, the Existing Trust Indentures, the Indenture Supplements and the Existing Intercreditor Agreement are referred to herein collectively as the “Existing Documents” and the Participation Agreement Amendments, the Trust Indenture Amendments and the Equipment Notes are referred to herein collectively as the “New Company Documents.” As used in this letter, the “NY UCC” shall mean the Uniform Commercial Code as now in effect in the State of New York. As used in this letter, “Applicable UCC” shall mean the NY UCC and/or the Delaware UCC (as defined below), as applicable.

Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Operative Documents. We have not independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.

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We are opining as to the effect on the subject transaction only of (a) the federal laws of the United States, (b) the internal laws of the State of New York, (c) in numbered paragraph 6 of this letter, the Delaware UCC (as defined below) and (d) in numbered paragraphs 1, 2(i), 2(ii), 2(iv), 3 and 4 of this letter, the General Corporation Law of the State of Delaware (the “DGCL”). We express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. With your permission, we have based our opinions set forth in numbered paragraph 6 of this letter exclusively upon our review of Article 9 of the Uniform Commercial Code of the State of Delaware as set forth in the webpage http://delcode.delaware.gov/ without regard to judicial interpretations thereof or any regulations promulgated thereunder or any other laws of the State of Delaware (the “Delaware UCC”).

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to borrowers in secured financings. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Operative Documents or the legal or regulatory status of any of their affiliates. Various issues pertaining to regulatory matters with respect to the Company are addressed in the opinion letters of Pillsbury Winthrop Shaw Pittman LLP and Morris James LLP, each of which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. We express no opinion as to the Federal Aviation Act (the “Act”) or the rules and regulations promulgated thereunder or, except as provided in numbered paragraph 7 below, the Cape Town Convention (as defined in the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, as in effect in the United States; collectively, the “Convention”).

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.	The Company is a corporation under the DGCL with corporate power and authority to enter into the New Company Documents and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2.	The execution and delivery of each New Company Document by the Company, the issuance of the Equipment Notes pursuant to each related Trust Indenture, as supplemented by the related Indenture Supplement, and the payment of the indebtedness of the Company thereunder do not on the date hereof:

(i)	violate the provisions of the Company Governing Documents;

(ii)	result in the breach of or a default under any of the Specified Agreements;

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(iii)	violate any federal or New York statute, rule or regulation applicable to the Company or the DGCL; or

(iv)	require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company or the DGCL , in each case, except (a) those consents, approvals, authorizations, registrations, declarations and filings that have been obtained or made on or prior to the date hereof and (b) filings and recordings required in order to perfect or otherwise protect the security interests under each Trust Indenture, as supplemented by the related Indenture Supplement.

3.	The execution, delivery and performance of the New Company Documents (other than the Equipment Notes) by the Company have been duly authorized by all necessary corporate action of the Company, and the New Company Documents (other than the Equipment Notes) have been duly executed and delivered by the Company. Each of the Participation Agreements and Trust Indentures constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.	The Equipment Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the related Trust Indenture and delivered and paid for in accordance with the terms of the Series C(R) Note Purchase Agreement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Intercreditor Agreement constitutes a legally valid and binding obligation of the Class C(R) Pass Through Trustee, enforceable against the Class C(R) Pass Through Trustee in accordance with its terms and the Intercreditor Agreement constitutes a legally valid and binding obligation of the Pass Through Trustees (other than the Class C(R) Pass Through Trustee), enforceable against the Pass Through Trustees (other than the Class C(R) Pass Through Trustee) in accordance with its terms. The Intercreditor Agreement constitutes a legally valid and binding obligation of the Subordination Agent, enforceable against the Subordination Agent in accordance with its terms.

6.	Each Trust Indenture, as supplemented by the related Indenture Supplement, creates a valid security interest in favor of the applicable Loan Trustee for the benefit of the related Equipment Note holders, Indenture Indemnitees and Related Indenture Indemnitees in that portion of the collateral described in the section entitled “Granting Clause” under such Indenture in which the Company has rights and a valid security interest may be created under Article 9 of the NY UCC (the “UCC Collateral”).

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7.	Each Delaware Financing Statement Amendment is in appropriate form for filing in the Delaware Filing Office. Upon the proper filing of each Delaware Financing Statement Amendment in the Delaware Filing Office, the security interest in favor of the Loan Trustee for the benefit of the applicable Equipment Note holders, Indenture Indemnitees and Related Indenture Indemnitees in the Company’s rights in the UCC Collateral granted under the related Indenture and described in such Delaware Financing Statement Amendment will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in that office.

8.	Each Trust Indenture, together with the related Indenture Supplement, is effective to create an “international interest” in the related Airframe (as defined in such Trust Indenture and described in such Indenture Supplement, an “Airframe”) and the related Engines (as defined in such Trust Indenture and described in such Indenture Supplement, the “Engines”; an Airframe and the related Engines, collectively, an “Aircraft”) that are properly described in such Indenture Supplement.

9.	The Loan Trustee will be entitled to the benefits of Section 1110 of the federal Bankruptcy Code with respect to the UCC Collateral that consist of the Airframes and Engines that were first placed in service after October 22, 1994 and all records and logs maintained with respect to such Airframes and Engines that are required to be surrendered or returned by the Company in connection with the return or surrender of such Airframes and Engines, in each case, if the Company were to become a debtor in a case under Chapter 11 of the federal Bankruptcy Code.

10.	The execution and delivery of the Indenture Amendments, the Participation Agreement Amendments and the Intercreditor Agreement Amendment are permitted pursuant to the terms of the Existing Documents.

Except as expressly set forth in numbered paragraphs 6 and 7 of this letter, we do not express any opinion with respect to the creation, validity, attachment, perfection or priority of any security interest or lien or the effectiveness of any sale or other conveyance or transfer of real or personal property. The opinions above do not include any opinions with respect to compliance with laws relating to permissible rates of interest.

Our opinions are subject to:

a.	except with respect to numbered paragraph 9 above, the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

b.

the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing

June [1], 2018

and the discretion of the court before which a proceeding is brought;

c.	the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and

d.	we express no opinion with respect to (i) consents to, or restrictions upon, governing law (except for the validity under the laws of the State of New York, but subject to mandatory choice of law rules and constitutional limitations, of provisions in the Operative Documents which expressly choose New York as the governing law for such Operative Documents), jurisdiction (except for the validity under the laws of the State of New York, but subject to mandatory jurisdiction rules and constitutional limitations, of provisions in the Operative Documents which expressly provide for submission to the non-exclusive jurisdiction of New York state courts), venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies and powers of attorney; (xi) except as expressly set forth in numbered paragraph 2(ii) of this letter, provisions prohibiting, restricting, or requiring consent to assignment or transfer of any agreement, right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiii) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (xiv) any provision of the Operative Documents to the extent that such provision refers to, incorporates or is based upon the law of any jurisdiction other than the State of New York or the United States; and (xv) the severability, if invalid, of provisions to the foregoing effect.

We express no opinion or confirmation as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, fiduciary duty requirements, federal aviation laws (including Title 49, United States Code, “Transportation”) and any laws relating to the particular nature of any Aircraft other than, with respect to numbered paragraph 8 only, the Convention and, with respect to numbered paragraph 9 only, Section 1110 of the federal Bankruptcy Code) or regulations, pension or employee

June [1], 2018

benefit laws, usury laws, environmental laws, margin regulations; laws and regulations relating to commodities trading, futures and swaps; Financial Industry Regulatory Authority rules; National Futures Association rules; the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps; or export control, foreign assets control, sanctions, anti-money laundering and anti-terrorism laws and regulations (without limiting other laws, regulations or rules excluded by customary practice).

Without limiting the generality of the foregoing, the opinions expressed above are also subject to our assumption that any conditions to the effectiveness of the Operative Documents have been satisfied or waived.

Our opinions expressed herein with respect to the Operative Documents address only the express terms of such documents (excluding any provisions incorporating any document or agreement, or the provisions of any other document or agreement, that is not an Operative Document, by reference) and not any other document or agreement, or the provisions of such other document or agreement, incorporated therein or made a part thereof by reference.

The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the Applicable UCC and (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of or opportunity for hearing or correction.

Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) we express no opinion with respect to a breach or default under any Specified Agreement that would occur only upon the happening of a contingency, and (iii) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.

Our opinion in numbered paragraph 6 of this letter is limited to Article 9 of the NY UCC and our opinion in numbered paragraph 7 above is limited to Article 9 of the Delaware UCC, and therefore those opinion paragraphs, among other things, do not address collateral of a type not subject to, or excluded from the coverage of, Article 9 of the NY UCC or Article 9 of the Delaware UCC, as applicable.

Additionally,

(1)	We express no opinion with respect to the priority of any security interest or lien.

(2)	We express no opinion with respect to the perfection of the security interest in any property, including, without limitation, the Airframes and Engines, subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Applicable UCC.

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(3)	We express no opinion with respect to any agricultural lien or any collateral that consists of letter-of-credit rights, commercial tort claims, goods covered by a certificate of title, claims against any government or governmental agency, consumer goods, crops growing or to be grown, timber to be cut, goods which are or are to become fixtures, as-extracted collateral or cooperative interests.

(4)	We assume the descriptions of collateral contained in, or attached as schedules to, each Trust Indenture, as supplemented by the related Indenture Supplement, the Delaware Financing Statements and the Delaware Financing Statement Amendments accurately and sufficiently describe the collateral intended to be covered by such documents or such Delaware Financing Statements and Delaware Financing Statement Amendments; provided that we make no such assumption as to the sufficiency of any collateral described solely by a type of collateral defined in Article 9 of the Applicable UCC.

(5)	We have assumed that each grantor of any security interest has, or with respect to after-acquired property will have, rights in the collateral granted by it or the power to transfer rights in such collateral, and that each such grantor has received value, and express no opinion as to the nature or extent of any grantor’s rights in any of the collateral, and we note that with respect to any after-acquired property, the security interest will not attach or be perfected until the applicable grantor acquires such rights or power.

(6)	We call to your attention the fact that a security interest in “proceeds” (as defined in the Applicable UCC) of collateral is governed and restricted by Section 9-315 of the Applicable UCC.

(7)	We have assumed that the exact legal name of the Company is as set forth in the copy of the organizational documents certified by the Delaware Secretary of State, and we have also assumed the accuracy of the other factual information set forth on the Delaware Financing Statements and Delaware Financing Statement Amendments.

(8)	We call to your attention that Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(9)	We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the Applicable UCC.

(10)	We express no opinion as to the security interest of the Loan Trustee in any UCC Collateral that is described by way of reference to any supplement to a Trust Indenture other than the related Indenture Supplement.

June [1], 2018

(11)	We call to your attention that a security interest or lien may not attach or become enforceable or be perfected as to contracts, licenses, permits, equity interests or other property that are not assignable under applicable law, or are subject to consent requirements or contractual or other prohibitions or restrictions on assignment, except to the extent that any such prohibitions, restrictions or consent requirements may be rendered ineffective to prevent the attachment of the security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Applicable UCC; and we note that the extent of any security interest created in reliance on such provisions of the Applicable UCC may be limited.

(12)	We express no opinion as to the enforceability of any provision of any Operative Document purporting to agree to the classification or type of any property for purposes of the Applicable UCC.

(13)	We express no opinion with respect to the security interest of the Loan Trustee for the benefit of any secured party except to the extent that the Loan Trustee has been duly appointed as agent for such persons.

(14)	We express no opinion as to any Airframes or Engines not described in any Indenture Supplement.

Our opinion in numbered paragraph 8 above is limited to the Convention and is also subject to the following additional exceptions, qualifications and limitations:

(1)	The opinions given herein are based upon the English language version of the Convention as in effect on the date hereof in the United States. The Convention came into force on March 1, 2006. As at the date hereof, there is no applicable judicial precedent in the United States known to us concerning the Convention. In rendering any opinion on the Convention, we are basing our opinions on our reading of the Convention as in effect on the date hereof in the United States, without the benefit of judicial precedent or customary practices and procedures. We note that other jurisdictions signatory to the Convention may have made declarations as to the effectiveness of certain provisions that are different than the declarations as to such provisions made by the United States and this opinion is limited to the Convention as in effect in the United States.

(2)	We have further assumed that the Airframe and Engines constituting each Aircraft are correctly identified and described by manufacturer’s serial number, name of manufacturer and model designation for purposes of the registrations under the Convention.

(3)	We have assumed that at the time each Trust Indenture (together with the related Indenture Supplement with respect to the applicable Aircraft) was executed, for purposes of Article 3 of the Convention, the Company was “situated” in the United States.

June [1], 2018

(4)	We have assumed that for purposes of Article 7 of the Convention, the Company has the “power to dispose” of the Airframe and the Engines comprising each Aircraft.

(5)	Except as expressly stated in the opinions above, no opinion is rendered herein as to the registration, validity, perfection, priority or enforceability of the “international interest” created by each Trust Indenture (together with the related Indenture Supplement with respect to the applicable Aircraft) with respect to the applicable Aircraft or as to recognition of the perfection of such interests as against third parties in any legal proceeding outside the United States.

(6)	We have assumed that each Airframe and the Engines constitute “Aircraft Objects” within the meaning of the Convention and are not used in military, customs or police services.

(7)	We have assumed that each Trust Indenture (together with the related Indenture Supplement with respect to the applicable Aircraft) enables the obligations secured by the collateral described in such Trust Indenture (together with such Indenture Supplement with respect to such Aircraft) to be identified within the meaning of the Convention.

With your consent, except to the extent that we have expressly opined as to such matters with respect to the Company, the Pass Through Trustees or the Subordination Agent herein, we have assumed that (a) the Operative Documents have been duly authorized, executed and delivered by the parties thereto, (b) the Operative Documents constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, (c) each Airframe is an “aircraft” as defined in Section 40102 of the Act and that the Engines are “aircraft engines” as defined in Section 40102 of the Act, (d) the Company is an “air carrier” within the meaning of Title 49 operating under a certificate issued pursuant to Chapter 447 of the Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, is a “citizen of the United States” as such term is defined in Section 40102 of the Act and holds all authority, necessary licenses and certificates under the Act and the rules and regulations promulgated thereunder necessary for the conduct of its business and to perform its obligations under the Operative Documents to which it is a party, (e) since the original date of execution thereof, except as specifically set forth in the Indenture Amendments, the Participation Agreement Amendments and the Intercreditor Agreement Amendment, no Existing Documents have been amended, restated, modified, supplemented, or terminated and that no rights pursuant thereto have been released, waived, or modified either expressly or by any action or inaction of the parties thereto and that no party has defaulted on its obligations under the Existing Documents, (f) immediately prior to giving effect to the Indenture Amendments, the Participation Agreement Amendments and the Intercreditor Agreement Amendment, each of the Existing Documents amended thereby was in full force and effect and was the legally valid, binding obligation of each of the parties thereto enforceable in accordance with its terms, (g) the Company has received a Ratings Confirmation (as defined in the Existing Intercreditor Agreement) with respect to the Class A Pass Through Certificates and the Class B Pass Through Certificates in connection with the issuance of the Class C(R) Pass Through Certificates, (h) no

June [1], 2018

Delaware Financing Statement has been amended, assigned, released or terminated other than the amendments effected by the Delaware Financing Statement Amendments and (i) the status of the Operative Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion. In addition, we hereby consent to your furnishing a copy of this letter: (i) to governmental regulatory agencies having jurisdiction over any person permitted to rely on this letter, (ii) to attorneys as needed in connection with any legal action arising out of the transactions contemplated by each Trust Indenture to which a person permitted to rely on this letter is a party, and (iii) as required by any order of, or in connection with any proceeding of, any court or governmental authority; provided, however, that no such person shall be entitled to rely on this letter.

Very truly yours,

June [1], 2018

Schedule A

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Wilmington Trust Company, individually, as Indenture Trustee, as Subordination Agent, as

Paying Agent and as Class C(R) Pass Through Trustee

1100 N. Market Street

Wilmington, DE 19890-1605

Wilmington Trust, National Association, as Escrow Agent

1100 N. Market Street

Wilmington, DE 19890-1605

Natixis SA., acting through its New York branch

1251 Avenue of the Americas

New York, New York 10020

Moody’s Investors Service, Inc.

250 Greenwich Street

New York, NY 10007

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

June [1], 2018

Schedule B

Existing Participation Agreements, Existing Trust Indentures and Existing Trust Indenture Supplements1

Existing Participation Agreements

Participation Agreement, dated as of [_____], 201[_][, as amended by Amendment No. 1 thereto, dated as of June 6, 2013, each]2 between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model [    ] Aircraft bearing Manufacturer’s Serial Number [MSN] and U.S. Registration Number N[REG].

Existing Trust Indentures

Trust Indenture and Security Agreement, dated as of [_____], 201[_][, as amendment by Amendment No. 1 thereto, dated as of June 6, 2013, each]3, between the Company (as successor by merger with US Airways, Inc.) and the Loan Trustee, relating to the Airbus Model [    ] Aircraft bearing Manufacturer’s Serial Number [MSN] and U.S. Registration Number N[REG].

Indenture Supplements

Indenture Supplement (N[__]) No. 1, dated as of [_____], 201[_], between the Company (as successor by merger with US Airways, Inc.) and the Loan Trustee, relating to the Airbus Model [    ] Aircraft bearing Manufacturer’s Serial Number [MSN] and U.S. Registration Number N[REG].

[1]	To be updated.
[2]	To be inserted for Participation Agreements with prior amendment.
[3]	To be inserted for Trust Indentures with prior amendment.

June [1], 2018

EXHIBIT A

SPECIFIED AGREEMENTS4

Amended and Restated Credit and Guaranty Agreement, dated as of December 15, 2016, among American Airlines, as the borrower, American Airlines Group Inc., as parent and a guarantor, the subsidiaries of parent from time to time party thereto other than the borrower, Citibank, N.A., as administrative agent and collateral agent, Citigroup Global Markets, Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., BNP Paribas Securities Corp, Credit Agricole Corporate and Investment Bank, Industrial and Commercial Bank of China Limited, New York Branch and U.S. Bank National Association, as joint lead arrangers and bookrunners, Citigroup Global Markets, Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as syndication agents, BNP Paribas Securities Corp, Credit Agricole Corporate and Investment Bank, Industrial and Commercial Bank of China Limited, New York Branch and U.S. Bank National Association, as documentation agents, as amended pursuant to that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of November 14, 2017.

Credit and Guaranty Agreement, dated as of April 29, 2016, by and among American Airlines, Inc., as the borrower, American Airlines Group Inc., as parent and a guarantor, the subsidiaries of parent from time to time party thereto other than the borrower, as guarantors, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent and collateral agent, Barclays Bank PLC, Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, Industrial and Commercial Bank of China Limited, New York Branch and U.S. Bank National Association, as joint lead arrangers and bookrunners, Barclays Bank PLC, Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as syndication agents, and BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, Industrial and Commercial Bank of China Limited, New York Branch and U.S. Bank National Association, as documentation agents, as amended pursuant to that certain First Amendment to Credit and Guaranty Agreement, dated as of October 31, 2016, as further amended by that certain Second Amendment to Credit and Guaranty Agreement, dated as of August 21, 2017, as further amended by that certain Third Amendment to Credit and Guaranty Agreement, dated as of November 1, 2017.

Amended and Restated Credit and Guaranty Agreement, dated as of May 21, 2015, among

[4]	To be updated.

June [1], 2018

American Airlines, Inc., as the borrower, American Airlines Group Inc., as parent and a guarantor, US Airways Group, Inc. and US Airways, Inc., as guarantors, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., BNP Paribas Securities Corp. and Crédit Agricole Corporate and Investment Bank, as joint lead arrangers and bookrunners, Deutsche Bank Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as syndication agents and Crédit Agricole Corporate and Investment Bank and BNP Paribas Securities Corp., as documentation agents, as amended pursuant to that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, as further amended by that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of March 27, 2017, as further amended by that certain Third Amendment and Restated Credit and Guaranty Agreement, dated as of August 21, 2017.

Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015, , by and among American Airlines, Inc., as the borrower, American Airlines Group Inc., as parent and a guarantor, US Airways Group, Inc. and US Airways, Inc., as guarantors, the lenders from time to time party thereto, Citibank N.A., as administrative agent and collateral agent, Citigroup Global Markets Inc., as left lead arranger, Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., BNP Paribas Securities Corp. and Crédit Agricole Corporate and Investment Bank as joint lead arrangers and bookrunners, Citigroup Global Markets Inc., Bank of America, N.A., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., as syndication agents, and Crédit Agricole Corporate and Investment Bank and BNP Paribas Securities Corp., as documentation agents, as amended pursuant to that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, as further amended pursuant to that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of September 22, 2016, as further amended by that certain Third Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of June 14, 2017, as further amended by that certain Third Amendment and Restated Credit and Guaranty Agreement, dated as of June 14, 2017, and as further amended by that certain Fourth Amendment and Restated Credit and Guaranty Agreement, dated as of August 21, 2017.

Indenture, dated as of May 24, 2013, between US Airways Group, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by First Supplemental Indenture, dated as of May 24, 2013, among US Airways Group, Inc., US Airways, Inc. and Wilmington Trust, National Association, as trustee, Second Supplemental Indenture, dated as of December 9, 2013, among US Airways Group, Inc., US Airways, Inc., American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee, and Third Supplemental Indenture, dated as of December 30, 2015, among American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee, governing the 6.125% Senior Notes due 2018,

June [1], 2018

including the Form of 6.125% Senior Notes due 2018.

Indenture, dated as of September 25, 2014, between American Airlines Group Inc., American Airlines, Inc., US Airways Group, Inc., US Airways, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by First Supplemental Indenture, dated as of December 30, 2015, among American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee, governing the 5.50% Senior Notes due 2019, including the Form of 5.50% Senior Notes due 2019.

Indenture, dated as of March 5, 2015, between American Airlines Group Inc., American Airlines, Inc., US Airways Group, Inc., US Airways, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by First Supplemental Indenture, dated as of December 30, 2015, among American Airlines Group Inc., American Airlines, Inc. and Wilmington Trust, National Association, as trustee, governing the 4.625% Senior Notes due 2020, including the Form of 4.625% Senior Notes due 2020.

DOT Agreement (incorporated by reference to Exhibit 10.5 to AMR’s Current Report on Form 8-K filed on November 13, 2013).

Amended and Restated Airbus A320 Family Aircraft Purchase Agreement, dated as of October 2, 2007, between American Airlines, Inc. (as successor by merger with US Airways, Inc.) and Airbus S.A.S., as amended by Amendment No. 1, dated as of January 11, 2008, Amendment No. 2, dated as of October 20, 2008, including Amended and Restated Letter Agreement No. 3, Amended and Restated Letter Agreement No. 5, and Amended and Restated Letter Agreement No. 9 to the Purchase Agreement, Amendment No. 3, dated as of January 16, 2009, Amendment No. 4, dated as of August 11, 2009, Amendment No. 5, dated as of October 2, 2009, Amendment No. 6, dated as of November 20, 2009 and Amendment No. 7, dated as of April 1, 2010.

A330 Purchase Agreement dated as of October 2, 2007, between US Airways, Inc. and Airbus S.A.S., as amended by Amendment No. 1, dated as of November 15, 2007, Amendment No. 2, dated as of October 20, 2008, including Amended and Restated Letter Agreement No. 5 and Amended and Restated Letter Agreement No. 9 to the Purchase Agreement, Amendment No. 3, dated as of January 16, 2009, Amendment No. 4, dated as of July 23, 2009 and Amendment No.5, dated November 20, 2009.

June [1], 2018

EXHIBIT B

DELIVERY DATE DELAWARE FINANCING STATEMENTS

[See attached.]

June [1], 2018

EXHIBIT C

DELIVERY DATE DELAWARE FINANCING STATEMENT AMENDMENTS

[See attached.]

June [1], 2018

EXHIBIT D

ASSUMPTION DATE DELAWARE FINANCING STATEMENTS

[See attached.]

June [1], 2018

EXHIBIT E

DELAWARE FINANCING STATEMENT AMENDMENTS

[See attached.]

EXHIBIT E to

Note Purchase Agreement

FORM OF OPINION OF PILLSBURY WINTHROP SHAW PITTMAN LLP

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street, NW | Washington, DC 20036 | tel 202.663.8000 | fax 202.663.8007

[June 1], 2018

To: The Parties Listed on the Attached Schedule A

Re: Mortgage of Six Airbus A321-211, One Airbus A321-231 and Four Airbus A330-243 Aircraft

Ladies and Gentlemen:

We have been requested by American Airlines, Inc., a company organized under the laws of the State of Delaware (the “Company”), to act as U.S. Department of Transportation (“Department of Transportation”) and Federal Aviation Administration (“FAA”) regulatory counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by the Participation Agreements, each dated as of the date indicated on Schedule B (collectively, the “Existing Participation Agreements”), each as amended by an amendment thereto, dated as of May 15, 2018 (each, a “Participation Agreement Amendment” and each Existing Participation Agreement, as amended by the related Participation Agreement Amendment, a “Participation Agreement”), among the Company and Wilmington Trust Company, a Delaware trust company (“WTC”), in its individual capacity as set forth therein and in its capacity as Loan Trustee, Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under the Pass Through Trust Agreements. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in the Participation Agreements. This letter is being furnished to you pursuant to Section 4.1.2(x)(B) of the Participation Agreements.

We have examined such public records and certificates and have made such other investigations as we have deemed necessary in connection with the opinions set forth below. We have not examined or reviewed, and express no opinion as to, any of the documents and instruments to be executed and delivered by the Company or any other party to the transaction, or related documents.

In preparing this opinion letter, we have relied without any independent verification upon information contained in certificates obtained from governmental authorities and factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

Parties Listed on the Attached Schedule A

[                ], 201[    ]

In our examination, we have assumed, with your permission and without independent investigation: (i) that United States citizens, as defined by 49 U.S.C. 40102(a)(15), own or control at least seventy-five percent of the voting interest of the Company, that the president and at least two-thirds of the board of directors and other managing officers of the Company are citizens of the United States, and that the Company is under the actual control of citizens of the United States; (ii) that the Company has in effect insurance coverage as required under 14 C.F.R. 205; and (iii) that the Company has not undergone any substantial changes in ownership, management or operations without complying with the notification requirements of the Department of Transportation and the FAA.

We have made such examination of federal laws of the United States as we deemed relevant for purposes of this opinion letter, but have made no review of, and express no opinion concerning, the laws of any other state or jurisdiction other than the United States. We have assumed that all relevant federal statutes, rules and regulations are valid and constitutional.

The terms “known to us” and “knowledge” and “aware”, whenever such terms are used in this opinion letter with respect to our firm, mean the actual knowledge on the date hereof by the Pillsbury Winthrop Shaw Pittman LLP lawyers who have had significant involvement with the representation of the Company.

Subject to the assumptions, qualifications, exclusions and other limitations identified in this opinion letter, we are of the opinion that:

1.	The Company is a citizen of the United States, as that term is defined by 49 U.S.C. 40102(a)(15).

2.	The Company possesses a valid air carrier operating certificate issued by the FAA pursuant to Chapter 447, Title 49 of the United States Code, permitting the Company to operate as an “air carrier”, as that term is defined by 49 U.S.C. 40102(a)(2), utilizing aircraft capable of carrying ten (10) or more persons or six thousand (6,000) pounds or more of cargo or mail and holds all authority, necessary licenses and certificates under Chapter 447, Title 49 of the United States Code and the rules and regulations promulgated thereunder necessary for the conduct of its business as an “air carrier”.

The opinion in paragraph two with respect to the validity of the air carrier operating certificate (the “Certificate”) of the Company is based solely on our review of the Certificate, which is available publicly from the FAA. We have no actual knowledge of any threatened or pending investigation or proceeding that might result in revocation of the Certificate.

Parties Listed on the Attached Schedule A

[                ], 201[    ]

This opinion letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. This opinion letter is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein. This opinion letter may be relied upon by you only in connection with the transaction identified in this opinion letter, and may not be relied upon, quoted or referred to or used by you or any other person for any other purpose whatsoever, except with our prior written consent in each instance, except that this opinion letter may be disclosed (i) to bank examiners and other governmental regulatory authorities should they so request in connection with their normal examinations, and to their independent auditors and attorneys, (ii) pursuant to orders or legal process of any court or governmental agency, and (iii) to attorneys as needed in connection with any legal action arising out of transactions contemplated by each Indenture to which a person permitted to rely on this letter is a party.

Very truly yours,

PILLSBURY WINTHROP SHAW PITTMAN LLP

Schedule A

American Airlines, Inc.

4333 Amon Carter Boulevard

Mail Drop 5662

Fort Worth, Texas 76155

Deutsche Bank Securities Inc.

60 Wall Street, 44th Floor

New York, New York 10005

Wilmington Trust Company, individually, as Loan Trustee, as Subordination Agent, as Paying Agent

and as Pass Through Trustee

1100 N. Market Street

Wilmington, Delaware 19890-1605

Natixis S.A., acting through its New York Branch, as Depositary

1251 Avenue of the Americas

New York, New York 10020

Wilmington Trust, National Association, as Escrow Agent

1100 N. Market Street

Wilmington, Delaware 19890-1605

Moody’s Investors Service, Inc.

250 Greenwich Street

New York, New York 10007

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

Schedule B

Existing Participation Agreements

Participation Agreement, dated as of May 17, 2013, as amended by Amendment No. 1 thereto, dated as of June 6, 2013, each between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A321-211 Aircraft bearing Manufacturer’s Serial Number 5588 and U.S. Registration Number N152UW.

Participation Agreement, dated as of May 16, 2013, as amended by Amendment No. 1 thereto, dated as of June 6, 2013, each between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A321-211 Aircraft bearing Manufacturer’s Serial Number 5594 and U.S. Registration Number N153UW.

Participation Agreement, dated as of June 13, 2013, between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A321-211 Aircraft bearing Manufacturer’s Serial Number 5644 and U.S. Registration Number N154UW.

Participation Agreement, dated as of June 20, 2013, between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A321-211 Aircraft bearing Manufacturer’s Serial Number 5659 and U.S. Registration Number N155UW.

Participation Agreement, dated as of July 22, 2013, between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A321-211 Aircraft bearing Manufacturer’s Serial Number 5684 and U.S. Registration Number N156UW.

Participation Agreement, dated as of July 17, 2013, between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A321-211 Aircraft bearing Manufacturer’s Serial Number 5696 and U.S. Registration Number N157UW.

Participation Agreement, dated as of August 8, 2013, between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A321-231 Aircraft bearing Manufacturer’s Serial Number 5728 and U.S. Registration Number N567UW.

Participation Agreement, dated as of May 23, 2013, as amended by Amendment No. 1 thereto, dated as of June 6, 2013, each between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its

individual capacity as set forth therein, relating to the Airbus Model A330-243 Aircraft bearing Manufacturer’s Serial Number 1415 and U.S. Registration Number N286AY.

Participation Agreement, dated as of May 30, 2013, as amended by Amendment No. 1 thereto, dated as of June 6, 2013, each between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A330-243 Aircraft bearing Manufacturer’s Serial Number 1417 and U.S. Registration Number N287AY.

Participation Agreement, dated as of August 9, 2013, between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A330-243 Aircraft bearing Manufacturer’s Serial Number 1441 and U.S. Registration Number N288AY.

Participation Agreement, dated as of October, 2013, between the Company (as successor by merger with US Airways, Inc.) and Wilmington Trust Company, as Loan Trustee, Subordination Agent, Pass Through Trustee and in its individual capacity as set forth therein, relating to the Airbus Model A330-243 Aircraft bearing Manufacturer’s Serial Number 1455 and U.S. Registration Number N289AY.

EXHIBIT F-1 to

Note Purchase Agreement

FORM OF OPINION OF MORRIS JAMES LLP

[________], 201[_]

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	American Airlines, Inc. – UCC-3 Financing Statement Amendment regarding One Airbus Model [A330] [A321] Aircraft Bearing Manufacturer’s Serial Number [______]

Ladies and Gentlemen:

We have acted as special Delaware counsel for American Airlines, Inc., a Delaware corporation (the “Company”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the documents listed on Schedule B attached hereto.

For purposes of this opinion, we have not reviewed any documents other than the documents referenced above. In particular, we have not reviewed any document (other than the documents referenced above) that is referred to in or incorporated by reference in any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

For purposes of this opinion, we have assumed (i) that each of the parties to the documents examined by us has been duly organized, formed or created, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its organization, formation or creation, (ii) the legal capacity of natural persons who are signatories to the documents examined by us, (iii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, and (v) that each of the documents examined by us

To Each of the Persons Listed

on Schedule A Attached Hereto

[                    ], 201[    ]

constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms.

This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Financing Statement Amendment is in an appropriate form for filing with the Secretary of State of the State of Delaware (Uniform Commercial Code Section) (the “Division”).

2. To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement Amendment with the Division, the Loan Trustee will continue to have a perfected security interest in the Company’s rights in that portion of the Collateral (as defined in the Indenture) described in the Financing Statement Amendment in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC).

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A. We have assumed that (i) the Company has sufficient rights in the Collateral and has received sufficient value and consideration in connection with the security interest granted under such Indenture for the security interest of the Loan Trustee to attach, and (ii) that the Original Financing Statement is in full force and effect and has not been amended or terminated. We express no opinion as to the nature or extent of the Company’s rights in, or title to, any portion of the Collateral.

B. We note that the Indenture is expressed to be governed by the laws of the State of New York. Accordingly, we have assumed that the security interests in the collateral identified in the Indenture and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof have been duly created and have attached (as to which we express no opinion).

C. The opinions set forth above are limited to Article 9 of the Delaware UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of

To Each of the Persons Listed

on Schedule A Attached Hereto

[                    ], 201[    ]

Delaware, and of the State of Delaware except for Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, or (iii) Sections 9-301 through 9-307 of the Delaware UCC, which law governs perfection of the security interests granted in the collateral covered by this opinion.

D. We note that further filings under the Delaware UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of the Financing Statement as described herein) the security interests of the Loan Trustee in the Filing Collateral, including, without limitation, the following:

(i) appropriate continuation filings to be made within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statement;

(ii) filings required with respect to proceeds of collateral under Section 9-315(d) of the Delaware UCC;

(iii) filings required within four months of the change of name, identity or structure made by or with respect to the Company, to the extent set forth in Sections 9-507 and 9-508 of the Delaware UCC;

(iv) filings required within four months of a change by the Company of its location to another jurisdiction, to the extent set forth in Sections 9-301 and 9-316 of the Delaware UCC; and

(v) filings required within one year after the transfer of collateral to a Person that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the Delaware UCC.

E. Further, we note that the effectiveness of the Financing Statement may terminate and additional filings may be required if the secured party changes its name or the address of the secured party as shown on the Financing Statement ceases to be an address from which information concerning the secured party’s security interest can be obtained, unless a new appropriate financing statement or amendment indicating the new name or address of the secured party from which information concerning the secured party’s security interest can be obtained, is properly filed upon the effectiveness of such change in name or address.

F. We do not express any opinion as to the perfection or priority of any security interest in any portion of the Filing Collateral in which a security interest cannot be perfected by the filing of a financing statement with the Division. In addition, no opinion is expressed herein concerning (i) any collateral other than the Filing Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof, (ii) any portion of the Filing Collateral that constitutes a “commercial tort claim” (as defined in Section 9-102(a)(13) of the Delaware UCC), (iii) any consumer transaction, or (iv) any security interest in goods covered by a certificate of title statute. Further, we do not express any opinion as to the perfection or

To Each of the Persons Listed

on Schedule A Attached Hereto

[                    ], 201[    ]

priority of any security interest in proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) of the Filing Collateral, except to the extent that such proceeds consist of cash proceeds (as defined in Section 9-102(a)(9) of the Delaware UCC) that are identifiable cash proceeds (as contemplated by Section 9-315(b) and (d) of the Delaware UCC), subject, however, to the limitations of Section 9-315 of the Delaware UCC.

G. We do not express any opinion as to the priority of any security interest.

H. We call to your attention that under the Delaware UCC, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.

I. The opinions expressed in paragraph 2 above are subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Indenture. In addition, your successors and assigns (including, without limitation, any trustee in connection with a securitization) and any rating agency may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. In connection with the foregoing, we hereby consent to your and your successors’ and assigns’ (including, without limitation, any trustee in connection with a securitization) and any such rating agency’s relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

LCL/mag

SCHEDULE A

American Airlines, Inc.

4333 Amon Carter Boulevard

Mail Drop 5662

Fort Worth, Texas 76155

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Wilmington Trust Company individually, as Loan Trustee, as Subordination Agent, as Paying

Agent and as Pass Through Trustee

1100 N. Market Street

Wilmington, Delaware 19890-1605

Wilmington Trust, National Association, as Escrow Agent

1100 N. Market Street

Wilmington, Delaware 19890-1605

Natixis S.A., acting through its New York Branch, as Depositary

1251 Avenue of the Americas

New York, New York 10020

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

Moody’s Investors Service, Inc.

250 Greenwich Street

New York, NY 10007

SCHEDULE B

1. The Trust Indenture and Security Agreement ([____]), dated as of [________], 201[_], between the Company, as owner, and Wilmington Trust Company, as loan trustee (the “Loan Trustee”), as amended by the Amendment No. 2 to Trust Indenture and Security Agreement ([____]), dated as of [_____], 201[_], between the Company and the Loan Trustee (the “Indenture”).

2. The UCC-3 financing statement amendment in the form attached hereto and marked as Exhibit “1” (the “Financing Statement Amendment”) to be filed with the Division, amending that certain UCC-1 financing statement as filed with the Division naming the Company as debtor and the Loan Trustee as secured party (the “Original Financing Statement”).

EXHIBIT “1”

EXHIBIT F-2 to

Note Purchase Agreement

FORM OF OPINION OF MORRIS JAMES LLP

[________], 201[_]

To Each of the Parties Listed

on Schedule A Hereto

Re:	American Airlines, Inc.—Financing of One Airbus Model [A330] [A321] Aircraft Bearing Manufacturer’s Serial Number [______]

Ladies and Gentlemen:

We have acted as counsel to Wilmington Trust Company, a Delaware trust company (“WTC”), and Wilmington Trust, National Association, a national banking association (“WTNA”), in connection with the Trust Indenture and Mortgage [________], dated as of [________], 201[_] (the “Trust Indenture”), among WTNA as Securities Intermediary (the “Securities Intermediary”), WTC as Indenture Trustee (the “Indenture Trustee”), and US Airways, Inc. (the “Owner”). Pursuant to Participation Agreement [________], dated as of [________] 201[_] (the “Participation Agreement”), among the Owner and WTC, as Indenture Trustee, Subordination Agent under the Intercreditor Agreement (as defined in the Participation Agreement) and as Pass Through Trustee (as defined in the Participation Agreement), financing is being provided for one Airbus Model [________] aircraft bearing manufacturer’s serial number [________]. This opinion is furnished pursuant to Section 4.1.2(x)(C) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Indenture, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of the following documents:

1. The Trust Indenture and the initial Trust Indenture Supplement;

2. The Participation Agreement (the documents referred to in paragraphs (a) and (b) above being collectively referred to as the “Indenture Trustee Documents”); and

3. The Equipment Notes being issued today and authenticated by the Indenture Trustee (the “Equipment Notes”).

We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the documents referred to in this paragraph.

To Each of the Parties Listed

on Schedule A Hereto

[                    ], 201[    ]

Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

1. WTC has been duly incorporated and is validly existing in good standing as a trust company under the laws of the State of Delaware, is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and has full power, authority and legal right to execute, deliver and perform its obligations under the Indenture Trustee Documents and to authenticate the Equipment Notes.

2. The Indenture Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, has duly authorized, executed and delivered each Indenture Trustee Document to which it is a party, and each such document constitutes a legal, valid and binding obligation of the Indenture Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, enforceable against the Indenture Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, in accordance with its terms.

3. The execution, delivery and performance by the Indenture Trustee, Subordination Agent, Pass Through Trustee or WTC, as the case may be, of the Indenture Trustee Documents to which it is a party, the authentication by the Indenture Trustee of the Equipment Note and the consummation by the Indenture Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, of any of the transactions contemplated thereby are not in violation of the charter or by-laws of WTC, of any law, governmental rule or regulation of the State of Delaware or the United States governing the trust powers of WTC or, to our knowledge, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which WTC is a party or by which it is bound or, to our knowledge, any judgment or order applicable to WTC.

4. None of the execution and delivery by the Indenture Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, of the Indenture Trustee Documents to which it is a party, the authentication of the Equipment Note or the consummation of any of the transactions by the Indenture Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action in respect of any governmental authority or agency of the State of Delaware or the United States governing the trust powers of WTC or under any Delaware law.

5. No taxes, fees or other charges (other than taxes payable by WTC on or measured by any compensation received by WTC for its services as Indenture Trustee, Subordination Agent or Pass Through Trustee) are required to be paid by the Subordination Agent, the Pass Through Trustee or the Indenture Trustee or the trust created by the Trust Indenture under the laws of the State of Delaware, or any political subdivision thereof, in connection with the execution, delivery or performance of the Indenture Trustee Documents to which the Indenture Trustee, the Subordination Agent or the Pass Through Trustee is party and the Equipment Notes, which taxes, fees or other charges would not be required to be paid if

To Each of the Parties Listed

on Schedule A Hereto

[                    ], 201[    ]

WTC were not a Delaware trust company and did not perform its obligations as Indenture Trustee under the Trust Indenture in the State of Delaware.

6. The Equipment Notes have been duly and validly authenticated by the Indenture Trustee in accordance with the Trust Indenture.

7. To our knowledge, there are no proceedings pending or threatened against or affecting the Indenture Trustee, the Subordination Agent, the Pass Through Trustee or WTC in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Mortgaged Property or the right, power and authority of the Indenture Trustee, the Subordination Agent, the Pass Through Trustee or WTC, as the case may be, to enter into or perform its obligations under the Indenture Trustee Documents to which it is party.

8. WTNA is a national banking association, is duly organized and validly existing in good standing under the federal laws of the United States and has full power, authority and legal right to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

9. WTNA, as Securities Intermediary, has duly authorized, executed and delivered each Transaction Document to which it is party, and each such document constitutes a legal, valid and binding obligation of WTNA, enforceable against WTNA in accordance with its terms.

10. The execution, delivery and performance by WTNA, as Securities Intermediary, of the Transaction Documents to which it is a party, and the consummation by WTNA, as Securities Intermediary, of any of the transactions contemplated thereby are not in violation of the charter or by-laws of WTNA or of any law, governmental rule or regulation of the State of Delaware or the United States governing the trust powers of WTNA or, to our knowledge, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which WTNA is a party or by which it is bound or, to our knowledge, any judgment or order applicable to WTNA.

11. None of the execution and delivery by WTNA, as Securities Intermediary, of the Transaction Documents to which it is a party, or the consummation of any of the transactions by WTNA contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States governing the trust powers of WTNA or under any Delaware law.

12. No taxes, fees or other charges (other than taxes payable by WTNA on or measured by any compensation received by WTNA for its services as Securities Intermediary) are required to be paid by WTNA under the laws of the State of Delaware, or any political subdivision thereof, in connection with the execution, delivery or performance of the Transaction Documents to which WTNA is a party, which taxes, fees or other charges would not be required

To Each of the Parties Listed

on Schedule A Hereto

[                    ], 201[    ]

to be paid if WTNA did not perform its obligations as Securities Intermediary under the Trust Indenture in the State of Delaware.

13. To our knowledge, there are no proceedings pending or threatened against or affecting WTNA in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Collateral or the right, power and authority of WTNA to enter into or perform its obligations under the Transaction Documents to which it is a party.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (and its political subdivisions to the extent set forth in paragraph 5 and 12 above and the federal laws of the United States of America governing the trust powers of WTC and the federal laws of the United States of America governing the banking and trust powers of WTNA, except that we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph 1 above concerning the citizenship of WTC), (iii) the Federal Communications Act of 1934, as amended, (iv) state securities or blue sky laws, or (v) laws, rules and regulations applicable to the particular nature of the equipment acquired by the owner. Insofar as the foregoing opinions relate to the validity and enforceability of the Indenture Trustee Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

B. The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

C. We have assumed that each of the parties to the Indenture Trustee Documents and the Equipment Notes (except the Indenture Trustee, the Subordination Agent, the Pass Through Trustee, WTNA or WTC, as the case may be) has full power, authority and legal right to execute, deliver and perform each such document and that each such document has been duly authorized, executed and delivered by each such party.

D. We have assumed that all signatures (other than signatures of officers of WTC or WTNA) on documents examined by us are genuine, that all documents submitted to us

To Each of the Parties Listed

on Schedule A Hereto

[                    ], 201[    ]

as originals are authentic and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

E. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended.

F. No opinion is expressed as to the creation, attachment, perfection or priority of any mortgage or security interests or as to the nature or validity of title to any part of the Mortgaged Property.

G. The opinion set forth in paragraph 1 above concerning the citizenship of WTC is based upon an affidavit of WTC made by one of its Vice Presidents, the facts set forth in which we have not independently verified.

H. In basing the opinions set forth herein on “our knowledge,” the words “our knowledge” signify that no information has come to the attention of the attorneys in the firm who are directly involved in the representation of WTC and WTNA in this transaction that would give us actual knowledge that any such opinions are not accurate. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters.

This opinion may be relied upon by you in connection with the matters set forth herein. This opinion may also be relied upon by any transferee of a Note Holder, subject to the understanding that the opinions expressed herein are rendered as of the date hereof and only with respect to the laws, rules and regulations in effect as of such date. Otherwise, without our prior written consent, this opinion may not be relied upon by any other person or entity for any purpose.

Very truly yours,

MML/JGS/mag

SCHEDULE A

American Airlines, Inc.

4333 Amon Carter Boulevard

Mail Drop 5662

Fort Worth, Texas 76155

Deutsche Bank Securities Inc.

60 Wall Street 44th Floor

New York, NY 10005

Wilmington Trust Company, individually, as Loan Trustee, as Subordination Agent, as Paying

Agent and as Pass Through Trustee

1100 N. Market Street

Wilmington, Delaware 19890-1605

Natixis S.A., acting through its New York Branch, as Depositary

1251 Avenue of the Americas

New York, New York 10020

Wilmington Trust, National Association, as Escrow Agent

1100 N. Market Street

Wilmington, Delaware 19890-1605

Moody’s Investors Service, Inc.

250 Greenwich Street

New York, New York 10007

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

EXHIBIT G to

Note Purchase Agreement

FORM OF OPINION OF DAUGHERTY, FOWLER, PEREGRIN, HAUGHT & JENSON

, 2018

To the Parties Named on

Schedule 1 attached hereto

RE:	One (1) Airbus model (shown on the IR as ) aircraft bearing manufacturer’s serial number and U.S. Registration No. N (the “Airframe”) and two (2) model (shown on the IR as ) aircraft engines bearing manufacturer’s serial numbers and (the “Engines”)

Ladies and Gentlemen:

Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to (i) the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively, the “CTT”), all as in effect on this date in the United States of America, as a Contracting State, and (ii) the recordation of instruments and the registration of airframes with the Federal Aviation Administration (the “FAA”) under the requirements of Title 49 of the United States Code (the “Transportation Code”).

Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT.

On                 , 20__ at                  .M., C._.T., we examined and filed with the FAA the Indenture and Security Agreement (N     ) dated as of                  between American Airlines, Inc. (the “Owner”) and Wilmington Trust Company as loan trustee (the “Loan Trustee”), with Indenture Supplement (N    ) No. 1 dated                  between the Owner and the Loan Trustee attached thereto, covering the Airframe and the Engines (collectively, the “Indenture”).

The interest created by the Indenture is referred to herein as the “CTT Security Interest”.

Based upon our examination of the foregoing instruments and such records of the FAA and the IR as we deemed necessary to render this opinion, it is our opinion that:

1.	the Airframe and the Engines constitute Aircraft Objects based upon the Cape Town Eligible Aircraft list and the applicable Type Certificate Data Sheets compiled by the FAA;

2.	the Indenture is in due form for recordation by, and has been duly filed for recordation with, the FAA pursuant to and in accordance with the Transportation Code;

3.	the Airframe is registered in the name of the Owner, pursuant to and in accordance with the Transportation Code;

4.	the owner of the Airframe for registration purposes at the FAA is the Owner and the Airframe and the Engines are free and clear of liens and encumbrances of record at the FAA except as created by the Indenture;

5.	the Indenture creates a duly perfected first priority security interest, in favor of the Loan Trustee, pursuant to the Transportation Code, in the Airframe and the Engines, it being understood that no opinion is rendered herein as to the validity, priority or enforceability of such security interest under applicable local or foreign law, or as to recognition of the perfection of the security interest as against third parties in any legal proceeding outside the United States;

6.	based upon the Priority Search Certificates obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

(a)	the Airframe and the Engines are subject only to the CTT Security Interest; and

(b)	the CTT Security Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

7.	the CTT Security Interest is entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto;

8.	no further registration on the IR of the CTT Security Interest is required under the CTT in order to maintain the effectiveness and priority thereof and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to:

(a)	maintain the registration of the Airframe in the name of the Owner, subject to compliance with the provisions of Title 14, Section 47.40 of the Code of Federal Regulations relating to re-registration and renewal of the registration of the Airframe; and

(b)	maintain the lien and priority of the Indenture, with respect to the Airframe and the Engines; and

9.	no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Indenture, except for such filings as are referred to above.

In the event the CTT Security Interest is not subject to the CTT, then the interests created thereby are governed by the Transportation Code or applicable law.

This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,

ROBIN D. JENSON

For the Firm

AA/N      /filop

SCHEDULE 1

American Airlines, Inc.

Deutsche Bank Securities Inc.

Wilmington Trust Company, individually, as Loan Trustee, as Subordination Agent, as Paying

Agent and as Pass Through Trustee

Natixis S.A., acting through its New York Branch, as Depository

Wilmington Trust, National Association, as Escrow Agent

Moody’s Investors Service, Inc.

Fitch Ratings, Inc.

SCHEDULE 2

[the Priority Search Certificates attached hereto]

EXHIBIT A

Assumptions and Limitations

In rendering the foregoing opinion we have assumed that:

(i)	the records maintained by the FAA are accurate in all respects;

(ii)	the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(iii)	there have been no registrations made on the IR against the Airframe and the Engines using descriptions which vary from the IR descriptions shown above for the Airframe and the Engines and, for the purposes of this opinion, only the models and serial numbers contained in the IR descriptions of the Airframe and the Engines shown above were utilized for the IR searches;

(iv)	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(v)	at the time the Indenture was concluded, the Debtor was situated, pursuant to the CTT, in the United States;

(vi)	the necessary parties under the Indenture have given the consents in writing to the registration with the IR of the interests in the Airframe and the Engines created thereby;

(vii)	the CTT Security Interest is effective under applicable local law to constitute an interest, a sale, an assignment or a discharge which is subject to the CTT and registration on the IR;

(viii)	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(ix)	all documents identified in this opinion, all documents in the records maintained by the FAA for the Airframe and the Engines, as well as any registrations on the IR pertaining to the Airframe and the Engines, are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(x)	in rendering this opinion, we have assumed that:

(a)	the Company qualifies as a “citizen of the United States” as defined in the Transportation Code;

(b)	the instruments described above are valid and enforceable under applicable local law; and

(c)	there are no documents with respect to the Airframe or the Engines which have been filed for recordation with the FAA under the FAA’s recording system but which have not yet been listed in the available records of such system as having been so filed;

(xi)	there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates;

(xii)	the Airframe is not registered under the civil aircraft registry of any other country;

(xiii)	the Cape Town Eligible Aircraft list and the applicable Type Certificate Data Sheets compiled by the FAA, insofar as they relate to the Airframe and the Engines, are accurate in all respects;

(xiv)	the Airframe and the Engines have been accurately described by manufacturer’s name, model and serial number by the parties in the instruments described above; and

(xv)	the United States Contracting State search certificate description of declarations, withdrawals of declarations and categories of non-consensual rights or interests, as communicated to the Registrar by UNIDROIT as the Depositary as having been declared by the United States, and the date on which each such declaration or withdrawal of declaration is recorded, are accurate in all respects.

In addition, our opinion is subject to the following limitations:

(i)	a search on the IR pursuant to the CTT requires that the searching party enter the exact manufacturer, model or serial number of an airframe or engine being searched using the appropriate drop down boxes, where available, and if a registration has been made on the IR against the Airframe or the Engines which describes the Airframe or the Engines differently (i.e. any space, comma, dash, added number or character, missing number or character, or any other discrepancy whatsoever in the description of the manufacturer, model or serial number) the Priority Search Certificates will produce an inaccurate search result; accordingly, there may be registrations on the IR against the Airframe and the Engines which are not reflected on the Priority Search Certificates and which may have priority over subsequent registrations on the IR or filings with the FAA;

(ii)	the opinion relating to the registration of the Airframe with the FAA is issued only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect the continued eligibility for registration;

(iii)	as to matters of United States Citizenship as defined in the Transportation Code, the undersigned has relied upon representations made in the Aircraft Registration Application already on file with the FAA;

(iv)	because the FAA does not maintain registration records for engines for nationality purposes, we cannot independently verify the owner, make, model, or serial numbers of the Engines;

(v)	in rendering this opinion, we are subject to the accuracy of the FAA, its employees and agents in the filing, indexing, cross-referencing, imaging and recording of instruments filed with the FAA;

(vi)	no opinion is expressed herein as to laws other than the CTT and the Transportation Code;

(vii)	this opinion as to the status of the records of the FAA as to the Airframe covers only that period of time during which the Airframe has been subject to United States Registration;

(viii)	the Indenture was filed with the FAA with certain information intentionally omitted from the FAA filing counterpart as containing confidential or proprietary information and we have relied upon the opinion of John H. Cassady, Deputy Chief Counsel of the FAA issued September 16, 1994 (Federal Register/Volume 59, Number 182/September 21, 1994) and the current practices of the FAA with respect to the eligibility of the Indenture for recordation with the confidential omissions; and

(ix)	since our examination was limited to records maintained by the FAA and the IR, our opinion:

(a)	in respect of rights derived from FAA filings, does not cover liens, claims or encumbrances of which the parties have actual notice as contemplated by 49 U.S.C. ‘44108(a);

(b)	in respect of rights derived from FAA filings or registrations with the IR, does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof with the FAA or the IR, including without limitation, federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, liens arising under 49 U.S.C. ‘46304 and certain artisan’s liens;

(c)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and

(d)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

EXHIBIT H to

Note Purchase Agreement

CLOSING NOTICE

EXHIBIT H to

Note Purchase Agreement

CLOSING NOTICE

Dated as of [ ___ ], 2018

To each of the addressees listed

in Schedule A hereto

Re:	Closing Notice in accordance with Note Purchase Agreement referred to below

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of May 15, 2018 among American Airlines, Inc. (the “Company”), Wilmington Trust Company, as Class C(R) Pass Through Trustee under the Class C(R) Pass Through Trust Agreement (as defined therein) (the “Pass Through Trustee”), Wilmington Trust Company, as Subordination Agent (the “Subordination Agent”), Wilmington Trust, National Association, as Escrow Agent (the “Escrow Agent”), and Wilmington Trust Company, as Paying Agent (the “Paying Agent”) (as in effect from time to time, the “Note Purchase Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

Pursuant to Section 1A(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of Aircraft, of the following:

(1)	Aircraft to be financed includes:

[[ ____ ] Airbus Model A321-211 Aircraft with MSN[s] [____ ]];

[[ ____ ] Airbus Model A321-231 Aircraft with MSN 5728;] [and]

[[ ____ ] Airbus Model A330-243 Aircraft with MSN[s] [____ ]].

(2)	The Scheduled Closing Date of the Aircraft is [ ___ ], 2018;

(3)	The Funding Date for the Aircraft shall be [ ___ ], 2018; and

(4)	The aggregate amount of each series of Series C(R) Equipment Notes to be issued, and purchased by the Class C(R) Pass Through Trustee, on the Funding Date, in connection with the financing of such Aircraft, is $[ ____ ].

The Company hereby instructs the Class C(R) Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [ ___ ] , 2018 and attach thereto a Notice of Final Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the Escrow Agent.

The Company hereby instructs the Class C(R) Pass Through Trustee to purchase Series

C(R) Equipment Notes in an amount set forth in clause (4) above with a portion of the proceeds of the withdrawals of Deposits referred to in the Notice of Purchase Withdrawal referred to above.

The Company hereby instructs the Class C(R) Pass Through Trustee to (a) enter into a Participation Agreement Amendment for each Aircraft dated as of [ ___ ], 2018, (b) enter into a Trust Indenture Amendment for each Aircraft dated as of [ ___ ], 2018, (c) enter into an Intercreditor Agreement Amendment dated as of [ ___ ], 2018, (d) perform its obligations under each of the foregoing and (e) deliver such certificates, documents and legal opinions relating to the Class C(R) Pass Through Trustee as required thereby.

Yours faithfully, American Airlines, Inc.

By:
Name: Thomas T. Weir Title: Vice President & Treasurer

[Signature Page to Closing Notice]

SCHEDULE A

Wilmington Trust Company, as

Pass Through Trustee, Subordination

Agent and Paying Agent

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

Facsimile: ###

Wilmington Trust, National Association,

as Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Department

Facsimile: ###

Natixis S.A., acting through

its New York Branch, as

Depositary

1251 Avenue of the Americas

New York, New York 10020

Attention: ###

Reference: American Airlines 2012-2C(R) EETC

Facsimile: ###

Moody’s Investors Service, Inc.

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: ###

Reference: American Airlines

2012-2C(R) EETC

Facsimile: ###

Fitch Ratings Ltd.

1 State Street Plaza

New York, New York 10004

Attention: ###

Facsimile: ###

Annex A

WITHDRAWAL CERTIFICATE

(Class C(R))

Wilmington Trust, National Association

as Escrow Agent

1100 North Market Street

Wilmington, DE 19890

Attention: ###

Reference: American Airlines 2012-2C(R) EETC

Telephone: ###

Telecopier: ###

Ladies and Gentlemen:

Reference is made to the Escrow and Paying Agent Agreement (Class C(R)), dated as of May 15, 2018 (the “Agreement”). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement Amendment pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Purchase Withdrawal and immediately transmit it by facsimile to the Depositary, at Natixis S.A., acting through its New York Branch, as Depositary, 1251 Avenue of the Americas, New York, New York 10020, Attention: ###, Reference: American Airlines 2012-2C(R) EETC, Facsimile: ###.

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

Very truly yours, WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Pass Through Trustee

By:
Name:
Title:

Dated: [ ___ ], 2018

Exhibit A

NOTICE OF PURCHASE WITHDRAWAL

Natixis S.A., acting through its New York Branch, as Depositary

1251 Avenue of the Americas

New York, New York 10020

Attention: ###

Reference: American Airlines 2012-2C(R) EETC

Facsimile: ###

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class C(R)) dated as of May 15, 2018 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Natixis S.A., acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[    ], Account No. [                 ].

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [                ], Account No. [            ], Reference: [                ] on [                ], upon the telephonic request of a representative of the Class C(R) Pass Through Trustee.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

Dated: As of [                ], 2018